                        PURCHASE AND ASSUMPTION AGREEMENT

                                   dated as of

                                October 30, 1998

                                     between


                    NORWEST BANK NEVADA, NATIONAL ASSOCIATION

                                       and

                 CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK

                               TABLE OF CONTENTS


                                   ARTICLE I

                              CERTAIN DEFINITIONS


1.1    Certain Definitions
1.2    Accounting Terms
1.3    Interpretation


                                   ARTICLE 2

                              THE P&A TRANSACTION

2.1    Purchase and Sale of Assets
2.2    Assumption of Liabilities
2.3    Purchase Price
2.4    Assumption of IRA and Keogh Account Deposits
2.5    Sale and Transfer of Servicing and Escrows


                                   ARTICLE 3

                         CLOSING PROCEDURE; ADJUSTMENTS

3.1    Closing
3.2    Payment at Closing
3.3    Adjustment of Purchase Price
3.4    [intentionally omitted]
3.5    Proration; Other Closing Date Adjustments
3.6    Seller Deliveries
3.7    Purchaser Deliveries
3.8    Delivery of the Loan Documents
3.9    Collateral Assignments and Filing
3.10   Owned Real Property Filings
3.11   Title Policies

                                   ARTICLE 4

                              TRANSITIONAL MATTERS

4.1    Transitional Arrangements
4.2    Customers
4.3    Direct Deposits
4.4    Direct Debits
4.5    Escheat Deposits
4.6    Maintenance of Records
4.7    Interest Reporting and Withholding
4.8    Negotiable Instruments
4.9    ATM/Debit Cards; POS Cards
4.10   Leasing of Personal Property
4.11   Data Processing Conversion for the Branches and Handling of Certain
        Items
4.12   Information Regarding Mortgage Loans
4.13   Employee Training


                                  ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1    Corporate Organization and Authority
5.2    No Conflicts
5.3    Approvals and Consents
5.4    Tenants
5.5    Leases
5.6    [intentionally omitted]
5.7    Litigation and Undisclosed Liabilities
5.8    Regulatory Matters
5.9    Compliance with Laws
5.10   Loans
5.11   Financial and Deposit Data
5.12   Records
5.13   Title to Assets
5.14   Branch Leases
5.15   [intentionally omitted]
5.16   Deposits
5.17   Environmental Laws; Hazardous Substances
5.18   Brokers' Fees
5.19   Limitations on Representations and Warranties

                                  ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1    Corporate Organization and Authority
6.2    No Conflicts
6.3    Approvals and Consents
6.4    Regulatory Matters
6.5    Litigation and Undisclosed Liabilities
6.6    Operation of the Branches
6.7    Financing Available
6.8    Brokers' Fees


                                  ARTICLE 7

                           COVENANTS OF THE PARTIES

7.1    Activity in the Ordinary Course
7.2    Access and Confidentiality
7.3    Regulatory Approvals
7.4    Consents
7.5    Efforts to Consummate; Further Assurances
7.6    Solicitation of Accounts
7.7    Insurance
7.8    [intentionally omitted]
7.9    Servicing Prior to Closing Date


                                  ARTICLE 8

                         TAXES AND EMPLOYEE BENEFITS

8.1    Tax Representations
8.2    Proration of Taxes
8.3    Sales and Transfer Taxes
8.4    Information Returns
8.5    Payment of Amount Due under Article 8
8.55   Like Kind Exchange
8.6    Assistance and Cooperation
8.7    Transferred Employees
8.8    Branch Employee Representations

                                  ARTICLE 9

                            CONDITIONS TO CLOSING

9.1    Conditions to Obligations of Purchaser
9.2    Conditions to Obligations of Seller


                                  ARTICLE 10

                             ENVIRONMENTAL MATTERS

10.1   Environmental Matters


                                  ARTICLE 11

                                  TERMINATION

11.1   Termination
11.2   Effect of Termination


                                  ARTICLE 12

                       INDEMNIFICATION AND OTHER REMEDIES

12.1   Indemnification
12.2   Loans
12.3   [intentionally omitted]
12.4   Exclusivity
12.5   AS-IS Sale; Waiver of Warranties

                                  ARTICLE 13

                                 MISCELLANEOUS

13.1   Survival
13.2   Assignment
13.3   Binding Effect
13.4   Public Notice
13.5   Notices
13.6   Expenses
13.7   Governing Law
13.8   Entire Agreement; Amendments
13.9   Third Party Beneficiaries
13.10  Counterparts
13.11  Headings
13.12  [intentionally omitted]
13.13  Severability

                                List of Schedules


Schedule 1.1(b)          Branches/Real Properties

Schedule 1.1(d)          Excluded Deposits

Schedule 1.1(e)          Other Loans

Schedule 2.1(a)(vii)     Other Assets

Schedule 2.2(a)(v)       Accrued Liabilities

Schedule 2.4(c)          Excluded IRA/Keogh Account Deposits

Schedule 3.6(a)          Form of Deed

Schedule 3.6(b)          Form of Bill of Sale

Schedule 3.6(c)          Form of Assignment and Assumption Agreement

Schedule 3.6(d)          Form of Lease Assignment

Schedule 3.6(e)          Form of Landlord Consent

Schedule 3.6(g)          Form of Certificate of Officer [Seller]

Schedule 3.7(d)          Form of Certificate of Officer [Purchaser]

Schedule 4.11            Schedule of Processing Fees

Schedule 5.4             Tenant Leases

Schedule 5.7             Litigation and Undisclosed Liabilities

Schedule 5.10(a)(ix)     Exceptions to Seller's Sole Ownership of Loans

Schedule 5.10(f)(i)      Form of Affidavit of Lost Note

Schedule 5.10(k)         Exceptions to Rights of Mortgagors

Schedule 5.16            Deposits - Compliance with Laws and Contracts

Schedule 5.17            Environmental Matters

Schedule 8.1             Outstanding Tax Liabilities

       This PURCHASE AND ASSUMPTION AGREEMENT, dated as of October
30, 1998 ("Agreement"), between Norwest Bank Nevada, National Association ("Seller") and California Federal Bank, A Federal Savings Bank ("Purchaser").

                                  RECITALS

       A. Seller. Seller is a national banking association, organized under the laws of the United States, with its principal office located in Las Vegas, Nevada.

       B. Purchaser. Purchaser is a federal savings bank, organized under the laws of the United States, with its principal office located in San Francisco, California.

       C. The Merger. Wells Fargo & Company, a Delaware corporation ("WFC"), has proposed to merge (the "Merger") with a wholly-owned subsidiary of Norwest Corporation, a Delaware corporation ("Norwest") pursuant to the terms of an Agreement and Plan of Merger, dated as of June 7, 1998 and amended and restated as of September 10, 1998, by and among WFC, Norwest and WFC Holding Corporation (the "Merger Agreement"). Following the Merger, Norwest will change its name to "Wells Fargo & Company".

       In connection with the consummation of the Merger, Purchaser desires to acquire from Seller, and Seller desires to transfer to Purchaser, certain banking operations in the State of Nevada, in accordance with and subject to the terms and conditions of this Agreement.

       Purchaser understands and acknowledges that if the P&A Transaction (as defined below) shall not be consummated on or before the one hundred eightieth (180th) day following the Merger, such banking operations will be transferred to an independent trustee for disposition.

       D. Continuation of Service. Purchaser and Seller each intend to continue providing retail and business banking services in the geographic regions served by the Branches (as defined below) to be acquired by Purchaser under this Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations set forth herein, the parties agree as follows:

                                  ARTICLE 1

                             CERTAIN DEFINITIONS

       1.1 Certain Definitions. The terms set forth below are used in this Agreement with the following meanings:

             "Accrued Interest" means, as of any date, (a) with respect to a Deposit, interest which is accrued on such Deposit to but excluding such date and not yet posted to the relevant deposit account and (b) with respect to a Loan, interest which is accrued on such Loan to but excluding such date and not yet paid.

             "Accrued Liabilities" has the meaning set forth in Section 2.2(a).

             "ACH Direct Deposit Cut-Off Date" has the meaning set forth in
      Section 4.3.

             "Adjusted Payment Amount" has the meaning set forth in Section 3.3.

             "Adjustment Date" has the meaning set forth in Section 3.3.

             "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. As used in this definition, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership and individual or group.

             "Agreement" means this Purchase and Assumption Agreement, including all schedules, exhibits and addenda, each as amended from time to time in accordance with Section 13.8(b).

             "Asbestos Hazard" means the presence of asbestos in a parcel of Owned Real Property or the improvements thereon as of the date hereof which, under applicable laws, must be immediately remediated in order to allow continuation of the current operation of the Branch within such Owned Real Property using the current improvements thereon.

            "Assets" has the meaning set forth in Section 2.1(a).

            "Assignment and Assumption Agreement" has the meaning set forth in
      Section 3.6(c).

             "Branch Employees" means the employees of the Seller working at the Branches at the Closing Date (including, without limitation, those employees who on the Closing Date are on family and medical leave, military leave or personal, short-term disability or pregnancy leave and who are eligible to return to work under Seller's policies), subject to any transfers permitted pursuant to Section 7.1 and replacement in the ordinary course of business of employees who may leave Seller's employ between the date hereof and the Closing Date.

             "Branch Leases" means the leases under which Seller leases land and/or buildings used as Branches, including without limitation ground leases.

             "Branches" means each of the banking offices of Seller at the locations identified on Schedule 1.1(b) hereto.

             "Burdensome Condition" has the meaning set forth in Section 9.1(a).

             "Business Day" means a day on which banks are generally open for business in Nevada and which is not a Saturday or Sunday.

             "Cash on Hand" means, as of any date, all petty cash, vault cash, teller cash, ATM cash, prepaid postage and cash equivalents held at a Branch.

             "Closing" and "Closing Date" refer to the closing of the P&A Transaction, which is to be held at such time and date as provided in
      Article 3 hereof.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Deposit-Related Loans" means all loans secured by a Deposit as of the close of business on the Closing Date that are linked to an open account and are not sixty (60) or more days delinquent as of the Closing Date.

             "Deposit(s)" means deposit liabilities with respect to deposit accounts booked by Seller at the Branches, as of the close of business of the day prior to the Closing Date, which constitute "deposits" for purposes of the Federal Deposit Insurance Act, 12 U.S.C. 1813, including collected and uncollected deposits and Accrued Interest, but excluding (a) deposit liabilities with respect to accounts booked by Seller at any Branch and under or pursuant to any judgment, decree or order of any court; (b) deposit liabilities with respect to accounts registered in the name of a trust for which Seller serves as trustee (other than IRA and Keogh Account deposit liabilities), (c) deposit liabilities with respect to accounts booked by Seller at any Branch for which Seller serves as guardian or custodian (other than IRA and Keogh Account deposit liabilities); (d) Excluded IRA/Keogh Account Deposits, and (e) other deposit liabilities, if any, designated as "Excluded Deposits" on Schedule 1.1(d) as updated thirty (30) days after the date hereof by agreement between Seller and Purchaser.

             "Draft Closing Statement" means a draft closing statement, prepared by Seller, as of the close of business of the third (3??rd??) business day preceding the Closing Date setting forth an estimated calculation of both the Purchase Price and the Estimated Payment Amount.

             "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, limitations, restrictions, commitments and security interests, except for statutory liens securing tax and/or other payments not yet due, liens incurred in the ordinary course of business, including without limitation liens in favor of mechanics or materialmen, and such other liens, charges, security interests or encumbrances as do not materially detract from the value or materially and adversely affect the use of the properties or assets subject thereto or affected thereby or which otherwise do not materially impair the value of or business operations at such properties and except for obligations pursuant to applicable escheat and unclaimed property laws relating to the Escheat Deposits.

             "Environmental Consultant" has the meaning specified in Section 10.1(b).

             "Environmental Hazard" means the presence of any Hazardous Substance in violation of, and reasonably likely to require material remediation costs under, applicable Environmental Laws; provided, however, that the definition of Environmental Hazard shall not include asbestos and asbestos-containing materials.

             "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction or agreement with any Federal or state governmental authority, (a) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of hazardous substances, in each case as amended and now in effect. Environmental Laws include, without limitation, the Clean Air Act (42 USC 7401 et seq.); the Comprehensive Environmental Response Compensation and Liability Act (42 USC 9601 et seq.); the Resource Conservation and Recovery Act (42 USC 96901 et seq.); the Federal Water Pollution Control Act (33 USC 1251 et seq.); and the Occupational Safety and Health Act (29 USC 651 et seq.); provided, however, that the definition of "Environmental Law" shall not include any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction or agreement with any governmental authority relating to asbestos or asbestos-containing materials.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Escheat Deposits" means, as of any date, Deposits and safe deposit box contents, in each case held on such date at the Branches which become subject to escheat, after the Closing Date and in the calendar year in which the Closing occurs, to any governmental authority pursuant to applicable escheat and unclaimed property laws.

             "Estimated Payment Amount" has the meaning set forth in Section 3.2(a).

             "Estimated Purchase Price" means the Purchase Price as set forth on the Draft Closing Statement.

            "Excluded IRA/Keogh Account Deposits" has the meaning set forth in
      Schedule 2.4(c).

             "Excluded Deposits" means, if any, the deposit liabilities set forth in Schedule 1.1(d).

             "FDIA" means the Federal Deposit Insurance Act, as amended.

             "FDIC" means the Federal Deposit Insurance Corporation.

             "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.

             "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

             "FedWire Direct Deposit Cut-off Date" has the meaning set forth in
      Section 4.3.

             "Final Closing Statement" means a final closing statement, prepared by Seller, as of the thirtieth (30th) day following the Closing Date setting forth both the Purchase Price and the Adjusted Payment Amount.

             "Grant Deeds" has the meaning set forth in Section 3.6(a).

             "Hazardous Substance" means any substance, whether liquid, solid or gas (a) listed, identified or designated as hazardous or toxic to a level which requires remediation under any Environmental Law; (b) which, applying criteria specified in any Environmental Law, is hazardous or toxic; or (c) the use or disposal of which is regulated under Environmental Law; provided, however, that the definition of Hazardous Substance shall not include asbestos and asbestos-containing material.

             "IRA" means an "individual retirement account" or similar account created by a trust for the exclusive benefit of any individual or his beneficiaries in accordance with the provisions of Section 408 of the Code.

             "IRS" means the Internal Revenue Service.

             "Keogh Account" means an account created by a trust for the benefit of employees (some or all of whom are owner-employees) and that complies with the provisions of Section 401 of the Code.

             "Landlord Consents" has the meaning set forth in Section 3.6(e).

             "Lease Agreement" means a lease entered into pursuant to Section 10.1(c) upon such specific terms and conditions as contemplated by such Section and such other commercially reasonable terms and conditions as are customary in a "triple net" lease of a bank branch facility.

             "Lease Assignment" has the meaning set forth in Section 3.6(d).

             "Liabilities" has the meaning set forth in Section 2.2.

             "Loans" means, collectively, the Deposit-Related Loans, Mortgage Loans, Overdraft Loans and Other Loans, excluding the interest of any participants in such Loans, as set forth in the magnetic media delivered to Purchaser on October 16, 1998 as further described as set forth in
      Schedule 1.1(e), as updated as of the Closing Date.

             "Loan Documents" means all documents included in Seller's file or imaging system with respect to a Loan including, without limitation, notes, security agreements, deeds of trust, mortgages, loan agreements, including building and loan agreements, guarantees, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

             "Loan Value" means, with respect to a Loan and as of a date, the unpaid principal balance of any such loan plus Accrued Interest thereon, net of the interest in such loan of any participant, as of such date.

             "Loss" means the amount of losses, liabilities, damages (including forgiveness or cancellation of obligations) and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the indemnified party or its Affiliates in connection with the matters described in Section 12.1, less the amount of the economic benefit (if any) to the indemnified party or its Affiliates occurring or reasonably anticipated to occur in connection with any such damage, loss, liability or expense (including Tax benefits obtainable under applicable law, amounts recovered under insurance policies net of deductibles, recovery by setoffs or counterclaims, and other economic benefits).

             "Material Adverse Effect" means (a) with respect to Seller, a material adverse effect on the business or direct economic results of operations of the

      Branches, taken as a whole, or on the ability of Seller to timely consummate the P&A Transaction as contemplated by this Agreement, and (b) with respect to Purchaser, a material adverse effect on the business or operations of Purchaser or on the ability of Purchaser to perform any of its financial or other obligations under this Agreement, including the ability of Purchaser to timely consummate the P&A Transaction contemplated by this Agreement. In determining whether a Material Adverse Effect has occurred, the effect of any change in Federal or state banking laws or regulations, any change in GAAP or regulatory accounting principles, any adverse change in general economic conditions, including, without limitation, the interest rate environment, or in the depository institution industry generally shall be excluded.

            "Merger Approvals" means, collectively, all regulatory and stockholder approvals, authorizations, consents and waivers required to permit consummation of the Merger.

            "Mortgage" means a mortgage securing a Mortgage Loan.

            "Mortgagor" means a borrower under a Mortgage Loan.

            "Mortgage Loan" means a loan that is 100% owned by Seller and secured by a first mortgage on 1-4 family residential real property.

            "Mortgage Note" means the note evidencing the Mortgage Loan.

            "OCC" means the Office of the Comptroller of the Currency.

            "Order" has the meaning set forth in Section 9.1(b).

            "Original Purchaser Plans" has the meaning set forth in
      Section 12.1(a).

            "Other Assets" has the meaning set forth in Section 2.1(a).

            "Other Loans" means the loans to the borrowers described on
      Schedule 1.1(e) to be attached hereto (including loan commitments referred to thereon).

            "Overdraft Loans" means unsecured overdraft loans, including negotiable order of withdrawal line of credit accounts, relating to the Deposits, as of the close of business on the Closing Date, plus accrued interest, which do not exceed the applicable credit limit and are linked to any open account and are not sixty (60) or more days delinquent as of the Closing Date.

            "Owned Real Property" means Real Property where Seller owns both the real property and improvements thereon that are used for Branches.

            "P&A Transaction" means the purchase and sale of Assets and the assumption of Liabilities described in Section 2.1 and 2.2

            "Personal Property" means all of the personal property of Seller located in the Branches consisting of the trade fixtures, shelving, furniture, on-premises ATMs, equipment (other than (a) automated teller and platform equipment, (b) telephone equipment, and (c) Seller's training equipment), security systems, safe deposit boxes (exclusive of contents), vaults, sign structures (exclusive of signage containing any trade name, trademark or service mark, if any, of Seller, Norwest, WFC, or any of their respective Affiliates) and supplies excluding any items consumed or disposed of, but including new items acquired or obtained, in the ordinary course of the operation of the Branches through the Closing Date. If, prior to the Closing Date, an item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the P&A Transaction, and the term "Personal Property" as used herein shall exclude such item. If, prior to the Closing Date, an item of Personal Property is damaged by fire or other casualty, such item, if reasonably repairable, shall be sold to Purchaser (in accordance with the provisions hereof) and the insurance proceeds relating to such item shall be assigned to Purchaser, it being understood that if such item is not reasonably repairable or is underinsured or uninsured, it shall be excluded from the P&A Transaction. Personal Property does not include any personal property or equipment subject to a Personal Property Lease.

            "Personal Property Leases" means the leases under which Seller leases certain Personal Property in the Branches. Seller shall cancel all such Personal Property Leases as of the Closing.

            "Purchase Price" has the meaning set forth in Section 2.3.

            "Real Property" means the parcels of real property on which the Branches listed on Schedule 1.1(b) are located, including any improvements thereon, which Schedule indicates whether or not such real property is Owned Real Property.

            "Records" means all records and original documents, or where reasonable and appropriate copies thereof, in Seller's possession that pertain to and are utilized by Seller to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Branches (including transaction tickets through the Closing Date and all records for closed accounts located in Branches and excluding any other transaction tickets and records for closed accounts) and all such records and original documents, or where reasonable and appropriate copies thereof, regarding the Assets, or the Deposits, including all such records maintained on electronic or magnetic media in the electronic data base system of Seller reasonably accessible by Branch, or to comply with the applicable laws and governmental regulations to which the Deposits are subject, including but not limited to applicable unclaimed property and escheat laws. The parties understand and agree that it shall be reasonable and appropriate to provide copies of all Records except notes and deeds of trust, which shall be provided in original or in whatever other form or medium then maintained by Seller, subject to the provisions relating to lost note affidavits in Sections 5.10.

            "Regulatory Approvals" means all approvals, authorizations, waivers or consents of or notices to any governmental agencies or authorities required for or in connection with consummation of the P&A Transaction, including the following: (i) approvals under Section 18(c) and 18(d) of the FDIA and, if applicable, under Section 10(e) of the Home Owners' Loan Act; (ii) any approval required under Nevada law; and (iii) expiration of the waiting period provided for in Section 18(c) of the FDIA.

            "Safe Deposit Agreements" means the agreements relating to safe deposit boxes located in the Branches.

            "Seller's knowledge" or other similar phrases means information that is actually known to any officer of Seller who holds the title of Senior Vice President or above and has responsibility with respect to management of operations conducted at the Branches.

            "Tax Returns" means any return or other report required to be filed with respect to any Tax, including declaration of estimated tax and information returns.

            "Taxes" means any federal, state, local, or foreign taxes, including but not limited to taxes on or measured by income, estimated income, franchise, capital stock, employee's withholding, non-resident alien withholding, backup withholding, social security, occupation, unemployment, disability, value added taxes, taxes on services, real property, personal property, sales, use, excise, transfer, gross receipts, inventory and merchandise, business privilege, and other taxes or governmental fees or charges or amounts required to be withheld and paid over to any government in respect of any tax or governmental fee or charge, including any interest, penalties, or additions to tax on the foregoing whether or not disputed.

            "Tenant Leases" means leases or subleases between Seller and tenants, if any, listed on Schedule 5.4.

            "Title Commitment" has the meaning set forth in Section 3.11.

            "Title Company" has the meaning set forth in Section 3.11.

            "Title Policy" has the meaning set forth in Section 3.11.

            "Transaction Account" means any account at a Branch in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, negotiable order of withdrawal accounts and money market deposit accounts.

            "Transferred Employees" means Employees who accept offers of employment from Purchaser or an Affiliate of Purchaser as contemplated in
      Section 8.7.

       1.2 Accounting Terms. All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with consistently applied generally accepted accounting principles as in effect from time to time in the United States of America ("GAAP").

       1.3 Interpretation. All references in this Agreement to Articles or Sections are references to Articles or Sections of this Agreement, unless some other reference is clearly indicated. The rule of construction against the draftsman shall not be applied in interpreting and construing this Agreement.


                                    ARTICLE 2

                               THE P&A TRANSACTION

       2.1 Purchase and Sale of Assets. (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest, as of the Closing Date, in and to the following (collectively, the "Assets"):

              (i)     Cash on Hand;

              (ii)    the Owned Real Property;

              (iii)   the Personal Property;

              (iv) the Loans including Accrued Interest, and servicing rights related thereto pursuant to Section 2.5;

              (v)     the Branch Leases and Tenant Leases;

              (vi)    the Safe Deposit Agreements;

              (vii)   Other Assets as described in Schedule 2.1(a)(vii); and

              (viii)  the Records.

       (b) Purchaser understands and agrees that it is purchasing only the Assets (and assuming only the Liabilities) specified in this Agreement and, except as may be expressly provided for in this Agreement, Purchaser has no interest in or right to any other business relationship which Seller may have with any customer of the Branches, including, without limitation: (i) any deposit account or other service of Seller at any other office of Seller which may be linked to the Deposits; (ii) any deposit account which sweeps from the Branch to a third party; (iii) any merchant card banking business; and (iv) any cash management service (e.g., sweep accounts, cash concentrator accounts, controlled disbursement accounts) which Seller may provide to any customer of the Branches. No credit card relationships are being sold. No right to the use of any sign, trade name, trademark or service mark, if any, of Seller, Norwest, WFC, or any of their respective Affiliates, is being sold.

       2.2 Assumption of Liabilities. (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall assume, pay, perform and discharge all duties, responsibilities, obligations or liabilities of Seller (whether accrued, contingent or otherwise) to be discharged, performed, satisfied or paid on or after the Closing Date, with respect to the following (collectively, the "Liabilities"):

             (i) the Deposits together with Accrued Interest thereon, including IRA and Keogh Accounts to the extent contemplated by Section 2.4;

             (ii)    the Branch Leases and Tenant Leases;

             (iii)   the Safe Deposit Agreements;

             (iv)    the Loans, and the servicing of the Loans pursuant to
       Section 2.5; and

             (v)     the Accrued Liabilities, if any, described in Schedule
       2.2(a)(v).

       (b) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Seller, or of any of Seller's Affiliates, of any kind or nature, known, unknown, contingent or otherwise, other than the Liabilities.

       2.3 Purchase Price. The purchase price ("Purchase Price") for the Assets shall be the sum of:

       (a) An amount equal to 9.0% of the balance (including Accrued Interest) of the Deposits on the day prior to the Closing Date;

       (b) The aggregate amount of Cash on Hand as of the Closing Date;

       (c) The aggregate net book value of all the Assets, other than Cash on Hand and the Loans, as reflected on the books of Seller as of the close of business of the month-end day most recently preceding the Closing Date, excluding the net book value of any Owned Real Property leased pursuant to Section 10.1(c); and

       (d) The aggregate Loan Value of the Loans as of the close of business of the day prior to the Closing Date.

       2.4 Assumption of IRA and Keogh Account Deposits. (a) With respect to Deposits in IRAs, Seller will use reasonable efforts and will cooperate with Purchaser in taking any action reasonably necessary to accomplish either the appointment of Purchaser as successor custodian or the delegation to Purchaser (or to an Affiliate of Purchaser) of Seller's authority and responsibility as custodian of all such IRA deposits except self-directed IRA deposits, including, but not limited to, sending to the depositors thereof appropriate notices, cooperating with Purchaser (or such Affiliate) in soliciting consents from such depositors, and filing any appropriate applications with applicable regulatory authorities. If any such delegation is made to Purchaser (or such Affiliate), Purchaser (or such Affiliate) will perform all of the duties so delegated and comply with the terms of Seller's agreement with the depositor of the IRA deposits affected thereby.

       (b) With respect to Deposits in Keogh Accounts, Seller shall cooperate with Purchaser to invite depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposits to Purchaser (or an Affiliate of Purchaser), as trustee thereof, and to adopt Purchaser's (or such Affiliate's) form of Keogh Master Plan as a successor to that of Seller. Purchaser (or such Affiliate) will assume no Keogh Accounts unless Purchaser (or such Affiliate) has received the documents necessary for such assumption at or before the Closing. With respect to any owner of a Keogh Account who does not adopt Purchaser's (or such Affiliate's) form of Keogh Master Plan, Seller will use reasonable efforts in order to enable Purchaser (or such Affiliate) to retain such Keogh Accounts at the Branches.

       (c) If, notwithstanding the foregoing, as of the Closing Date, Purchaser shall be unable to retain deposit liabilities in respect of an IRA or Keogh Account, such deposit liabilities shall be excluded from Deposits for purposes of this Agreement and shall constitute "Excluded IRA/Keogh Account Deposits."

       2.5 Sale and Transfer of Servicing and Escrows. (a) The Loans shall be sold on a servicing-released basis. As of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Loans after the Closing Date will be assumed by Purchaser. Seller shall be discharged and indemnified by Purchaser from all liability with respect to servicing of the Loans after the Closing Date and Purchaser shall be discharged and indemnified by Seller from all liability with respect to servicing of the Loans on or prior to the Closing Date. To the extent permitted under the applicable documents, Seller shall assign to Purchaser Seller's rights under any participation or servicing agreement relating to the Loans.

       (b) As of the Closing Date, Purchaser will assume, and agrees to undertake and discharge, any and all obligations of the holder and servicer of Mortgage Loans as such obligations may relate to the escrow, maintenance of escrow and payments from escrow of moneys paid by or on account of the applicable Mortgagor. On or before the fifth (5th) Business Day after the Closing Date, Seller shall remit by wire transfer of immediately available funds to Purchaser all funds held in escrow that were collected and received pursuant to a Mortgage Loan for the payment of taxes, assessments, hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, or comparable items prior to the Closing Date plus any Accrued Interest. Seller makes no warranties or representations of any kind or nature as to the sufficiency of such sum to discharge any obligations with respect to Mortgage Loans, or as to the accuracy of such sum.



                                   ARTICLE 3

                        CLOSING PROCEDURES; ADJUSTMENTS

       3.1 Closing. (a) The Closing will be held at the offices of Seller at 3300 West Sahara Avenue, Las Vegas, Nevada or such other place as may be agreed to by the parties.

       (b) The Closing Date shall be April 16, 1999, or, if the Closing cannot occur on such date, on a date and time as soon thereafter as practicable after receipt of all Regulatory Approvals. Unless the parties agree pursuant to
Section 4.11(a) that the conversion of the data processing with respect to the Branches and the Assets and Liabilities will be performed on a date other than the Closing Date, the Closing Date shall be a Friday.

       3.2 Payment at Closing. (a) At Closing, Seller shall pay to Purchaser the amount by which the aggregate balance (including Accrued Interest) of the Deposits and Accrued Liabilities exceed the Estimated Purchase Price (the "Estimated Payment Amount") or, Purchaser shall pay to Seller the amount by which the Estimated Purchase Price exceeds the aggregate balance (including Accrued Interest) of the Deposits and Accrued Liabilities, each as set forth on the Draft Closing Statement as agreed upon between Seller and Purchaser. In addition, Purchaser shall pay to Seller any sales tax due.

       (b) All payments to be made hereunder by one party to the other shall be made by wire transfer of immediately available funds (in all cases to an account specified in writing by Seller or Purchaser, as the case may be, to the other not later than the third (3rd) Business Day prior to the Closing Date) on or before 11:00 a.m. local time on the date of payment. If any payment to be made hereunder on the Closing Date (or any other date) shall not be made on or before 11:00 a.m. local time on such date, and the amount thereof shall have been agreed to in writing by the parties at the Closing Date (or such other payment date), the party responsible therefor may make such payment on or before 11:00 a.m. local time on the next Business Day together with interest thereon at the

Federal Funds Rate applicable from the Closing Date (or such other payment date) to the date such payment is actually made, which in no event shall be later than the fifth (5th) Business Day after such payment was due.

       (c) If any instrument of transfer contemplated herein shall be recorded in any public record before the Closing and thereafter the Closing is not completed, then at the request of such transferring party the other party will deliver (or execute and deliver) such instruments and take such other action as such transferring party shall reasonably request to revoke such purported transfer.

       3.3 Adjustment of Purchase Price. (a) On or before 12:00 noon on the thirtieth (30th) day following the Closing Date (the "Adjustment Date"), Seller shall deliver to the Purchaser the Final Closing Statement and shall make available such work papers, schedules and other supporting data as may be reasonably requested by Purchaser to enable it to verify the amounts set forth in the Final Closing Statement. The Final Closing Statement shall also set forth the amount (the "Adjusted Payment Amount") by which the aggregate amount of Deposits (including Accrued Interest) and Accrued Liabilities shown on the Final Closing Statement differs from the Estimated Purchase Price.

       (b) The determination of the Adjusted Payment Amount shall be final and binding on the parties hereto unless within thirty (30) days after receipt by Purchaser of the Final Closing Statement, Purchaser shall notify the Seller in writing of its disagreement with any amount included therein or omitted therefrom, in which case, if the parties are unable to resolve the disputed items within ten (10) Business Days of the receipt by Seller of notice of such disagreement, such items shall be determined by an independent accounting firm selected by mutual agreement between Seller and Purchaser; provided, however, that in the event the fees of such firm as estimated by such firm would exceed fifty percent (50%) of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Seller and Purchaser. Such accounting firm shall be instructed to resolve the disputed items within ten (10) Business Days of engagement, to the extent reasonably practicable. The determination of such accounting firm shall be final and binding on the parties hereto. The fees of any such accounting firm shall be divided equally between Seller and Purchaser.

       (c) On or before 12:00 noon on the tenth (10th) Business Day after the Adjustment Date or, in the case of a dispute, the date of the resolution of the dispute pursuant to subsection 3.3(b) above, Seller shall pay to Purchaser an amount equal to the amount by which the Adjusted Payment Amount exceeds the Estimated Payment Amount, plus interest on such excess amount from the Closing Date to but excluding the payment date, at the Federal Funds Rate or, if the Estimated Payment Amount exceeds the Adjusted Payment Amount, Purchaser shall pay to Seller an amount equal to such excess, plus interest on such excess amount from the Closing Date to but excluding the payment date, at the Federal Funds Rate. Any payments required by Section 3.5 shall be made contemporaneously with the foregoing payment.

       3.4 [intentionally omitted]

       3.5 Proration: Other Closing Date Adjustments. (a) Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Seller will operate the Branches for its own account until 11:59 p.m., Nevada time, on the Closing Date, and that Purchaser shall operate the Branches, hold the Assets and assume the Liabilities for its own account after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense, as defined herein, shall be prorated as of 11:59 p.m., Nevada time, on the Closing Date, and settled between Seller and Purchaser on the Closing Date, whether or not such adjustment would normally be made as of such time. Items of proration will be handled at Closing as an adjustment to the Purchase Price unless otherwise agreed by the parties hereto.

       (b) For purposes of this Agreement, items of proration and other adjustments shall include, without limitation: (i) rental payments and security deposits under the Branch Leases and the Tenant Leases; (ii) personal and real property taxes and assessments; (iii) FDIC deposit insurance assessments; (iv) wages, salaries and employee benefits and expenses; (v) trustee or custodian fees on IRA and Keogh Accounts; (vi) adjustments reflecting exclusions from the Personal Property as provided for in the definition thereof; (vii) other prepaid expenses and items and accrued but unpaid liabilities, as of the close of business on the day prior to the Closing Date. Safe deposit rental payments previously received by Seller shall not be prorated.

       3.6 Seller Deliveries. At the Closing, Seller shall deliver to Purchaser:

       (a) Deeds in substantially the form of Schedule 3.6(a)(except as otherwise required by local state law), pursuant to which the Owned Real Property shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults (the "Grant Deeds");

       (b) A bill of sale in substantially the form of Schedule 3.6(b)(except as otherwise required by local state law), pursuant to which the Personal Property shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults;

       (c) An assignment and assumption agreement in substantially the form of
Schedule 3.6(c)(except as otherwise required by local state law), with respect to the Liabilities (the "Assignment and Assumption Agreement");

       (d) Lease assignment and assumption agreements in substantially the form of Schedule 3.6(d)(except as otherwise required by local state law), with respect to each of the Branch Leases (the "Lease Assignments");

       (e) Subject to the provisions of Section 7.4, such consents of landlords as shall be required pursuant to the terms of such Branch Leases, to the assignment of the Branch Leases to Purchaser in substantially the form of
Schedule 3.6(e)(except as otherwise required by local state law), (the "Landlord Consents");

       (f) Subject to the provisions of Section 7.4, such consents as shall be required pursuant to the terms of such Tenant Leases in connection with the assignment thereof to Purchaser;

       (g) An Officer's Certificate in substantially the form of Schedule
3.6(g);

       (h) [intentionally left blank]

       (i) The Draft Closing Statement;

       (j) Seller's resignation as trustee or custodian, as applicable, with respect to each IRA or Keogh Account included in the Deposits and designation of Purchaser as successor trustee or custodian with respect thereto, as contemplated by Section 2.4;

       (k) All documentation required to exempt Seller from the withholding requirement of Section 1445 of the Code, if applicable, consisting of an affidavit from Seller to Purchaser upon penalty of perjury that Seller is not a foreign person and providing Seller's U.S. taxpayer identification number; and

       (l) Such other documents as the parties determine are reasonably necessary to consummate the P&A Transaction as contemplated hereby.

       3.7 Purchaser Deliveries. At the Closing, Purchaser shall deliver to
Seller:

       (a) The Assignment and Assumption Agreement;

       (b) Purchaser's acceptance of its appointment as successor trustee or custodian, as applicable, of the IRA and Keogh Accounts included in the Deposits and assumption of the fiduciary obligations of the trustee or custodian with respect thereto, as contemplated by Section 2.4;

       (c) The Lease Assignments and, as contemplated by Section 7.4, such other instruments and documents as any landlord under a Branch Lease may reasonably require as necessary or desirable for providing for the assumption by Purchaser of a Branch Lease, each such instrument and document in form and substance reasonably satisfactory to the parties and dated as of the Closing Date;

       (d) An Officer's Certificate in substantially the form of Schedule
3.7(d);

       (e) [intentionally left blank]

       (f) Such other documents as the parties determine are reasonably necessary to consummate the P&A Transaction as contemplated hereby.

       3.8 Delivery of the Loan Documents. (a) As soon as reasonably practicable but not later than thirty (30) days after the Closing Date, Seller shall deliver to Purchaser or its designee the Loan Documents actually in the possession of Seller, in whatever other form or medium then maintained by Seller. Seller makes no representation or warranty to Purchaser regarding the condition of the Loan Documents or any single document included therein, or Seller's interest in any collateral securing any Loan, except as specifically set forth herein. Seller shall have no responsibility or liability for the Loan Documents from and after the time such files are delivered by Seller to an independent third party for shipment to Purchaser, the cost of which shall be the sole responsibility of Purchaser. Seller agrees that the Loan Documents shall include either an original note or a lost note affidavit for each Loan.

       (b) Promptly upon execution of this Agreement, Purchaser shall provide Seller with the exact name to which the Loans are to be endorsed, or whether any Loans should be endorsed in blank. Seller will complete such endorsements and deliver the Loan Documents within ninety (90) days after Closing: provided, however, with respect to specific Loan Documents, Seller may require additional time to effectively transfer title thereto and Purchaser shall not hold Seller liable for any reasonable delays in the delivery of such Loan Documents.

       3.9 Collateral Assignments and Filing. Seller shall take all such reasonable actions as requested by Purchaser to assist Purchaser in obtaining the valid perfection of a lien or security interest in the collateral, if any, securing each Loan sold on the Closing Date in favor of Purchaser or its designated assignee as secured party. Any such action shall be at the sole expense of Purchaser, and Purchaser shall reimburse Seller for all reasonable costs incurred in connection therewith.

       3.10 Owned Real Property Filings. On or prior to the Closing Date, Seller shall file or record, or cause to be filed or recorded, any and all documents necessary in order that the legal and equitable title to Owned Real Property shall be duly vested in Purchaser. Any expenses or documentary transfer taxes with respect to such filings and all escrow closing costs shall be shared equally by the parties.

       3.11 Title Policies. (a) Within ten (10) days after execution of this Agreement, Seller, at Seller's expense, shall provide Purchaser with a preliminary title commitment (the "Title Commitment") to Purchaser's reasonable satisfaction for all the Owned Real Property issued by ATI Title Company (the "Title Company").

       (b) Purchaser shall, at its own expense, obtain as of the Closing Date an ALTA (standard coverage) title insurance policy from the Title Company (a "Title Policy") with respect to all the Owned Real Property. Seller will cooperate with Purchaser in assisting Purchaser to obtain (at Purchaser's expense) an ALTA extended coverage owner's policy.

                                    ARTICLE 4

                              TRANSITIONAL MATTERS

       4.1 Transitional Arrangements. Seller and Purchaser agree to cooperate and to proceed as follows to effect the transfer of account record responsibility for the Branches:

       (a) Not later than thirty (30) days after the signing of this Agreement, Seller will meet with Purchaser to investigate, confirm and agree upon mutually acceptable transaction settlement procedures and specifications, files, procedures and schedules, for the transfer of account record responsibility; provided, however, that Seller is not obligated under this Agreement to provide Purchaser any information regarding Seller's relationship with the customers outside of the Branch (e.g., other customer products, householding information).

       (b) Not later than forty-five (45) days after the date of this Agreement, Seller shall deliver to Purchaser the specifications and conversion sample files.

       (c) From time to time prior to the Closing, after Purchaser has tested and confirmed the conversion sample files, Purchaser may request and Seller shall provide reasonable additional file-related information, including without limitation, complete name and address, account masterfile, ATM account number information, applicable transaction and stop/hold/caution information, account-to-account relationship information and any other related information with respect to the Deposits and the Other Loans.

       (d) Upon the reasonable request of Purchaser, Seller will cooperate with Purchaser and will make available from time to time prior to the Closing Date, at Purchaser's expense (at $75 per hour), a reasonable number of technical personnel for consultation with Purchaser concerning matters other than the matters referred to in this Article 4.

       4.2 Customers. (a) Not later than thirty (30) days prior to the Closing Date (unless earlier required by law),

              (i) Seller will notify the holders of Deposits to be transferred on the Closing Date that, subject to the terms and conditions of this Agreement, Purchaser will be assuming liability for such Deposits;

              (ii) each of Seller and Purchaser shall provide, or join in providing where appropriate, all notices to customers of the Branches and other persons that Seller or Purchaser, as the case may be, is required to give under applicable law or the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby; and

              (iii) following or concurrently with the notice referred to in clause (i) above, Purchaser may communicate with and deliver information to depositors and other customers of the Branches concerning the P&A Transaction and the business of Purchaser.

A party proposing to send or publish any notice or communication pursuant to any paragraph of this Section 4.2 shall furnish to the other party a copy of the proposed form of such notice or communication at least ten (10) days in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes as necessary to comply with applicable law. All costs and expenses of any notice or communication sent or published by Purchaser or Seller shall be the responsibility of the party sending such notice or communication and all costs and expenses of any joint notice or communication shall be shared equally by Seller and Purchaser. As soon as reasonably practicable and in any event within forty-five (45) days of the date hereof, Seller shall provide to Purchaser a report of the names and addresses of the owners of the Deposits, the borrowers on the Loans and the lessees of the safe deposit boxes in connection with the mailing of such materials, which report shall be current as of the date hereof.

       (b) Following the giving of any notice described in paragraph (a) above, Purchaser and Seller shall deliver to each new customer at any of the Branches such notice or notices as may be reasonably necessary to notify such new customers of Purchaser's pending assumption of liability for the Deposits and to comply with applicable law. As soon as practicable after execution of this Agreement, Seller will provide Purchaser with account information, including complete mailing addresses for each of the depositors of the Deposits, as of a recent date, and upon reasonable request shall provide an updated version of such records; provided, however, that Seller shall not be obligated to provide such updated records more than twice.

       (c) Notwithstanding the provisions of Section 7.6, neither Purchaser nor Seller shall object to the use, by depositors of the Deposits, of payment orders issued to or ordered by such depositors on or prior to the Closing Date, which payment orders bear the name, or any logo, trademark, service mark or the proprietary mark of Seller, Norwest, WFC or any of their respective Affiliates.

       4.3 Direct Deposits. Seller will use all reasonable efforts to transfer to Purchaser on the Closing Date all of those automated clearing house ("ACH") and FedWire direct deposit arrangements related (by agreement or other standing arrangement) to Deposits. For a period of three (3) months following the Closing, in the case of ACH direct deposits to accounts containing Deposits (the final Business Day of such period being the "ACH Direct Deposit Cut-Off Date"), Seller shall transfer to Purchaser all received ACH Direct Deposits at 9:00 a.m. Central Standard Time each Business Day. Such transfers shall contain Direct Deposits effective for that Business Day only. On each Business Day, for a period of thirty (30) days following the Closing Date (the final Business Day of such period being the "FedWire Direct Deposit Cut-Off

Date"), FedWires received by Seller shall be returned (as soon as is possible after receipt) to the originator with an indication of Purchaser's correct Wire Room contact information and an instruction that such wire should be sent to Purchaser. Compensation for ACH direct deposits or FedWire direct deposits not forwarded to Purchaser on the same Business Day as that on which Seller has received such deposits will be handled in accordance with the rules established by the United States Council on International Banking. After the respective ACH Direct Deposit Cut-Off Date or FedWire Direct Deposit Cut-Off Date, Seller may discontinue accepting and forwarding ACH and FedWire entries and funds and return such direct deposits to the originators marked "Account Closed." Seller shall not be liable for any overdrafts that may thereby be created. Purchaser and Seller shall agree on a reasonable period of time prior to the Closing during which Seller will no longer be obligated to accept new direct deposit arrangements related to the Branches. At the time of each ACH Direct Deposit Cut-Off Date, Purchaser will provide ACH originators with account numbers relating to the Deposits.

       4.4 Direct Debits. As soon as practicable after execution of this Agreement and after the notice provided in Section 4.2(a), Purchaser will send appropriate notice to all customers having accounts constituting Deposits the terms of which provide for direct debit of such accounts by third parties, instructing such customers concerning the transfer of customer direct debit authorizations from Seller to Purchaser. Such notice shall be in a form agreed to by the parties. For a period of three (3) months following the Closing, Seller shall transfer to Purchaser all received direct debits on accounts constituting Deposits at 9:00 a.m. Central Standard Time each Business Day. Such transfers shall contain Direct Debits effective for that Business Day only. Thereafter, Seller may discontinue forwarding such entries and return them to the originators marked "Account Closed." Purchaser and Seller shall agree on a reasonable period of time prior to the Closing during which Seller will no longer be obligated to accept new direct debit arrangements related to the Branches. On the Closing Date, Purchaser will provide ACH originators of such Direct Debits with account numbers relating to the Deposits.

       4.5 Escheat Deposits. No currently escheated deposits are being sold. After Closing, Purchaser shall be solely responsible for the proper reporting and transmission to the appropriate governmental entity of Escheat Deposits.

       4.6 Maintenance of Records. Through the Closing Date, Seller will maintain the Records relating to the Assets and Liabilities in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. Purchaser may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by Purchaser or Seller, shall be maintained for such periods as are required by law, unless the parties shall agree in writing to a longer period. From and after the Closing Date, each of the parties shall permit the other reasonable access to any applicable Records in its possession relating to matters arising on or before the Closing Date and reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any present or former depositor or other customer. Each party will notify the other party thirty (30) days prior to destroying any Records.

       4.7 Interest Reporting and Withholding. (a) Unless otherwise agreed to by the parties, Seller will report to applicable taxing authorities and holders of Deposits, with respect to the period from January 1 of the year in which the Closing occurs through the Closing Date, all interest (including dividends and other distributions with respect to money market accounts) credited to, withheld from and any early withdrawal penalties imposed upon the Deposits. Purchaser will report to the applicable taxing authorities and holders of Deposits, with respect to all periods from the day after the Closing Date, all such interest credited to, withheld from and any early withdrawal penalties imposed upon the Deposits. Any amounts required by any governmental agencies to be withheld from any of the Deposits through the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date will be withheld by Purchaser in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date.

       (b) Unless otherwise agreed by the parties, Seller shall be responsible for delivering to payees all IRS notices with respect to information reporting and tax identification numbers required to be delivered through the Closing Date with respect to the Deposits, and Purchaser shall be responsible for delivering to payees all such notices required to be delivered following the Closing Date with respect to the Deposits. Purchaser and Seller shall, prior to the Closing Date, consult and Seller shall take reasonable actions as are necessary to permit Purchaser to deliver such IRS notices required to be delivered following the Closing Date.

       (c) Unless otherwise agreed by the parties, Seller will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to the period from January 1 of the year in which the Closing occurs through the Closing Date, concerning all interest and points received by the Seller. Purchaser will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to all periods from the day after the Closing Date, concerning all such interest and points received.

       4.8 Negotiable Instruments. Seller will remove any supply of Seller's money orders, official checks, gift checks, travelers' checks or any other negotiable instruments located at each of the Branches on the Closing Date.

       4.9 ATM/Debit Cards; POS Cards. Seller will provide Purchaser with a list of ATM access/debit cards and Point-of-Sale ("POS") cards issued by Seller to depositors of any Deposits, and a record thereof in a format reasonably agreed to by the parties containing all addresses therefor, as soon as practicable and in no event later than forty-five (45) days after execution of this Agreement. At or promptly after the Closing, Seller will provide Purchaser with a revised record through the Closing. In instances where a depositor of a Deposit made an assertion of error regarding an account pursuant to the Electronic Funds Transfer Act and Federal Reserve Board Regulation E, and Seller, prior to the Closing, recredited the disputed amount to the relevant account during the conduct of the error investigation, Purchaser agrees to comply with a written request from Seller to debit such account in a stated amount and remit such amount to Seller, to the extent of the balance of funds available in the accounts. Seller agrees to indemnify Purchaser for any claims or losses that Purchaser may incur as a result of complying with such request from Seller. Seller will not be required to disclose to Purchaser customers' PINs or algorithms or logic used to generate PINs. Purchaser shall reissue ATM access/debit cards to depositors of any Deposits prior to the Closing Date, which cards shall be effective as of the Closing Date. Purchaser and Seller agree to settle any and all ATM transactions and POS transactions effected on or before the Closing Date, but processed after the Closing Date, as soon as practicable. In addition, Purchaser assumes responsibility for and agrees to pay on presentation all POS transactions initiated before or after the Closing with POS cards issued by Seller to access Transaction Accounts.

       4.10 Leasing of Personal Property. Seller shall cancel or terminate any Personal Property Lease as of the Closing Date.

       4.11 Data Processing Conversion for the Branches and Handling of Certain Items. (a) The conversion of the data processing with respect to the Branches and the Assets and Liabilities will be completed on the Saturday and Sunday following the Closing Date unless otherwise agreed to by the parties. Seller and Purchaser agree to cooperate to facilitate the orderly transfer of data processing information in connection with the P&A Transaction. Within ten (10) days of the date of this Agreement, Purchaser and/or its representatives shall be permitted access (subject to the provisions of section 7.2(a)) to review each Branch for the purpose of installing automated equipment for use by Branch personnel. Following the receipt of all Regulatory Approvals (except for the expiration of statutory waiting periods), Purchaser shall be permitted, at its expense, to install and test communication lines, both internal and external, from each site and prepare for the installation of automated equipment on the Closing Date.

       (b) As soon as practicable and in no event more than five (5) business days after the Closing Date, Purchaser shall mail to each depositor in respect of a Transaction Account (i) a letter approved by the Seller requesting that such depositor promptly cease writing Seller's drafts against such Transaction Account and (ii) new drafts which such depositor may draw upon Purchaser against such Transaction Accounts. The parties hereto shall use their best efforts to develop procedures which cause Seller's drafts against Transaction Accounts which are received after the Closing Date to be cleared through Purchaser's then-current clearing procedures. During the sixty (60) day period after the Closing Date, if it is not possible to clear Transaction Account drafts through Purchaser's then-current clearing procedures, Seller shall forward to Purchaser as soon as practicable but in no event more than three (3) Business Days after receipt all Transaction Account drafts drawn against Transaction Accounts. Seller shall have no obligation to pay such forwarded Transaction Account drafts. Upon the expiration of such sixty (60) day period, Seller shall cease forwarding drafts against Transaction Accounts.

       (c) Any items that were credited for deposit to or cashed against a Deposit prior to the Closing and are returned unpaid on or within sixty (60) days after the Closing Date ("Returned Items") will be handled as set forth herein. If Seller's bank account is charged for the Returned Item, Seller shall forward such Returned Item to Purchaser. If upon Purchaser's receipt of such Returned Item there are sufficient funds in the Deposit to which such Returned Item was credited or any other Deposit transferred at the Closing standing in the name of the party liable for such Returned Item, Purchaser will debit any or all of such Deposits an amount equal in the aggregate to the Returned Item, and shall repay that amount to Seller. If there are not sufficient funds in the Deposit because of Purchaser's failure to honor holds placed on such Deposit, Purchaser shall repay the amount of such Returned Item to Seller and Seller shall assign the Returned Item to Purchaser for collection. Any items that were credited for deposit to or cashed against an account at the Branches to be transferred at the Closing prior to the Closing and are returned unpaid more than sixty (60) days after the Closing will be the responsibility of Purchaser.

       4.12 Information Regarding Mortgage Loans. Not later than forty-five (45) days after execution of this Agreement, Seller will provide to Purchaser information regarding the Mortgage Loans on a magnetic disk or other media acceptable to the parties, which shall contain the following fields of information:

                Current Principal Balance;
                Delinquency Status as of the Run Date;
                Paid to Date;
                Current Interest Rate;
                Total Monthly Payment;
                Next Interest Rate Change Date; and
                Next Payment Change Date.

       4.13 Employee Training. Seller and Purchaser shall cooperate in order to permit Purchaser to train Seller's employees at the Branches who choose to accept employment with Purchaser, and Seller shall, as scheduled by Purchaser for reasonable periods of time and subject to Seller's reasonable approval, such that Seller's ongoing operations at the Branches shall not be materially disrupted, excuse such employees from their duties at the Branches for the purpose of training and orientation by Purchaser. Purchaser shall pay the full salary or wages of replacements of employees so excused for the periods during which such employees are so excused, where such replacements are reasonably determined by Seller to be needed to maintain ongoing operations at the branches without material disruption.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as follows:

       5.1 Corporate Organization and Authority. Seller is a national banking association, duly organized and validly existing under the laws of the United States, and has the requisite power and authority to conduct the business now being conducted at the Branches. Seller has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Seller enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       5.2 No Conflicts. The execution, delivery and performance of this Agreement by Seller does not, and will not, (i) violate any provision of its charter or by-laws or (ii) violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any court, government or governmental agency to which Seller is subject or any agreement or instrument of Seller, or to which Seller is subject or by which Seller is otherwise bound, which violation, breach, contravention or default referred to in this clause (ii), individually or in the aggregate, would have a Material Adverse Effect (assuming the receipt of any required consents of lessors under the Branch Leases in respect of the transactions herein contemplated). Seller has all material licenses, franchises, permits, certificates of public convenience, orders and other authorizations of all federal, state and local governments and governmental authorities necessary for the lawful conduct of its business at each of the Branches as now conducted and all such licenses, franchises, permits, certificates of public convenience, orders and other authorizations, are valid and in good standing and, to Seller's knowledge, are not subject to any suspension, modification or revocation or proceedings related thereto.

       5.3 Approvals and Consents. Other than Regulatory Approvals or as otherwise disclosed in writing to Purchaser by Seller prior to the date hereof, no notices, reports or other filings are required to be made by Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Seller from, any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller, the failure to make or obtain any or all of which, individually or in the aggregate, would have a Material Adverse Effect.

       5.4 Tenants. Except for the tenants listed on Schedule 5.4, there are no tenants of the Real Property.

       5.5 Leases. Each Branch Lease and each Personal Property Lease is the valid and binding obligation of Seller, and to Seller's knowledge, of each other party thereto; and there does not exist with respect to Seller's obligations thereunder, or, to Seller's knowledge, with respect to the obligations of the lessor thereof, any material default, or event or condition which constitutes or, after notice or passage of time or both, would constitute a material default on the part of Seller or the lessor under any such Branch Lease or Personal Property Lease. As used in this Section, the term "lessor" includes any sub-lessor of the property to Seller. Each Branch Lease and each material Personal Property Lease is current and all rents, expenses and charges payable by Seller thereunder have been paid or accrued pursuant to the terms thereof (except for any payments not yet delinquent or as to which the obligation to make such payment is being contested in good faith). Accurate copies of each Branch Lease and each material Personal Property Lease have heretofore been made available to Purchaser.

       5.6 [intentionally omitted]

       5.7 Litigation and Undisclosed Liabilities. Except as set forth in
Schedule 5.7, there are no actions, suits or proceedings that have a reasonable likelihood of an adverse determination pending or, to Seller's knowledge, threatened against Seller or any of the Branches, or obligations or liabilities (whether or not accrued, contingent or otherwise) or, to Seller's knowledge, facts or circumstances that could reasonably be expected to result in any claims against or obligations or liabilities of Seller that, individually or in the aggregate, would have a Material Adverse Effect.

       5.8 Regulatory Matters. (a) Except as previously disclosed in writing to Purchaser, there are no pending or, to Seller's knowledge, threatened disputes or controversies between Seller and any federal, state or local governmental agency or authority that, individually or in the aggregate, would have a Material Adverse Effect.

       (b) Neither Seller nor any of its Affiliates has received any indication from any federal or state governmental agency or authority that such agency would oppose or refuse to grant a Regulatory Approval or impose a Burdensome Condition.

       (c) Seller is not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state regulatory agency or authority charged with the supervision or regulation of depository institutions, nor has Seller been advised by any such agency or authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case which, individually or in the aggregate, would have a Material Adverse Effect.

       5.9 Compliance with Laws. The banking business of the Branches has been conducted in compliance with all federal, state and local laws, regulations and ordinances applicable thereto, except for any failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect.

       5.10 Loans. (a) An accurate list of the Loans as of September 30, 1998 is set forth on the magnetic media delivered to Purchaser on October 16, 1998. Such magnetic media will be updated to include an accurate list of the Loans as of the Closing Date (including the fields set forth on Schedule 1.1(e)) and delivered to Purchaser together with a hard copy printout thereof as soon as is reasonably practicable after the Closing Date. With respect to each Loan (other than Overdraft Loans):

              (i) Such Loan was solicited, originated and serviced in material compliance with all applicable requirements of federal, state, and local laws and regulations in effect at the time of such solicitation. origination and servicing; and there was no fraud on the part of the Seller or originator with respect to the origination of any Loan;

              (ii) Each note evidencing a Loan and any related security instrument (including, without limitation, any guaranty or similar instrument) constitutes a valid and legally binding obligation of the obligor thereunder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (iii) The collateral for each secured Loan is (A) the collateral described in the related Loan Documents and (B) subject to a valid, enforceable and perfected lien;

              (iv) To Seller's knowledge, no claims or defenses to the enforcement of such Loan have been asserted and Seller is aware of no acts or omissions that would give rise to any claim or right of rescission, setoff, counterclaim or defense by a borrower, obligor, guarantor or any other person obligated to perform under any related Loan Documents;

              (v) As of the Closing Date, (A) if such Loan is a commercial loan, such loan will have a grade of "pass" or above according to Sellers' internal loan grading system and will be not more than thirty (30) days past due with respect to any payment of principal or interest; (B) if such Loan is a consumer loan, such Loan will be not more than sixty (60) days past due with respect to any payment of principal or interest; (C) if such Loan is a 1-4 unit residential mortgage loan, such Loan will be not more than sixty (60) days past due with respect to any payment of principal or interest and will not be in foreclosure; and (D), to Seller's knowledge, no obligor on such Loan is the subject of any proceeding in bankruptcy.

              (vi) Such Loan was made substantially in accordance with Seller's standard underwriting and documentation guidelines, which are consistent with prudent and customary industry standards, as in effect at the time of its origination and has been administered substantially in accordance with the Loan Documents and Seller's standard loan servicing procedures, which are consistent with prudent and customary industry standards, as in effect from time to time;

              (vii) All information provided hereunder and in the magnetic tape delivered to Purchaser pertaining to such Loan is true and correct in all material respects;

              (viii) Each Loan was made in compliance with all applicable usury laws;

              (ix) Except as set forth in Schedule 5.10(a)(ix), immediately prior to the Closing the Seller will be the sole owner of each Loan, free and clear of any Encumbrance; and

              (x) The terms of the notes or the mortgages have not been altered, modified or waived in any material respect, except by a written instrument contained in the Loan Documents.

       (b)     With respect to the Overdraft Loans, each:

              (i) has been administered in compliance in all material respects with all applicable laws;

              (ii) is a valid and legally binding obligation of the borrower enforceable against the borrower in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

              (iii) is not subject to any defense, counterclaim or set-off of any kind.

       (c) The security interest in the Deposit account securing each Deposit-Related Loan is a legal, valid and binding obligation enforceable against the obligor subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       (d) From the date hereof through the Closing Date, Seller shall have adhered to a policy regarding the extension of terms on consumer loans consistent with past practice.

       (e) [intentionally omitted]

       (f) Except for home equity loans, a title insurance policy is in effect for each Loan secured by real property, and Seller is the sole owner of each such loan, except for such participations as are documented in the related Loan documents or other Records.

       (g) With respect to each Mortgage Loan, the Loan Documents as of the Closing Date will include:

              (i) The original Mortgage Note, containing all intervening endorsements, if any, evidencing a complete chain of ownership from the originator of such Mortgage Loan to Seller (provided that up to ten percent (10%) of the aggregate principal balance of the Mortgage Loans may consist of lost note affidavits in substantially the form attached hereto as Schedule 5.10(f)(i)), duly endorsed by Seller without recourse in blank or to the order of Purchaser;

              (ii) The original Mortgage (or copies certified by Seller as being true and correct in those instances where the original is deemed lost) with evidence of recording indicated on such Mortgage, or a copy of such recorded Mortgage certified by the public recording office in those instances where the public recording office retains the original;

              (iii) An assignment of the Mortgage Loan signed by Seller in blank or to the order of Purchaser in recordable form;

              (iv) Any intervening assignments of the Mortgage or copies thereof;

              (v) All modifications to the Mortgage Note or Mortgage or copies thereof;

              (vi) The title insurance policy or a copy thereof on the related mortgage property; and

              (vii) Evidence of flood insurance in the event the mortgaged property is located in a federal flood hazard area.

       (h)     Each Mortgage Loan is secured by a valid first lien.

       (i) Each Mortgage securing a Mortgage Loan requires the Mortgagor thereunder to maintain a fire and other hazard insurance policy covering such Losses as are covered under a standard extended coverage endorsement with mortgage rights and protections customary for mortgage lending practices in the locality in which the mortgaged property is located and such policies are in place.

       (j) With respect to each Mortgage Loan and home equity loan, there was no material violation of any law or regulation pertaining to truth-in-lending, consumer credit protection, equal credit opportunity or any similar law applicable to the origination of such Mortgage Loan at the time it was made, nor has the Seller taken any other action or omitted to take an action, which violation, act or omission would give rise to a valid defense or counterclaim, or right of rescission, set-off, abatement or diminution, on the part of the Mortgagor that would prevent the Purchaser from foreclosing upon the mortgaged property.

       (k) No Mortgage Loan or home equity loan is secured by any real estate collateral except the Encumbrance of the related Mortgage, an assignment of the related leases, and any related security agreement.

       (l) Each Mortgage Loan and home equity loan has closed, the proceeds of each Mortgage Loan have been fully disbursed and, except as set forth in
Schedule 5.10(k), no Mortgagor has any right under any Mortgage Loan or any Loan Documents pertaining to such Mortgage Loan to an advance of further proceeds under such Mortgage Loan, unless such right is conditional upon the Seller's performance of an underwriting evaluation with respect thereto. For purposes hereof, capitalization of interest pursuant to a negative amortization provision shall not be deemed an "advance" to the Mortgagor, and any escrow balances shall be deemed fully disbursed.

       (m) No Mortgage Note or Mortgage has been satisfied, canceled, subordinated to another mortgage or rescinded, in whole or in part, and no Mortgage property has been released from the Encumbrance of the related Mortgage, in whole or in part.

       (n) With respect to each Loan that is a home equity Loan:

              (i) The maximum original term on such Loan is three hundred sixty
       (360) months;

              (ii) No part of the property which is security for such Loan has been released;

              (iii) The transfer and assignment of such Loan and Loan Documents pertaining thereto will be in compliance with applicable law and regulations;

              (iv) A title insurance policy is in effect for any such Loan with an original principal amount in excess of $200,000; and

              (v) Such Loan is secured by a valid first, second or third lien.

       5.11 Financial and Deposit Data. To Seller's knowledge, all written financial, Deposit and Loan information regarding the Assets and Liabilities provided to Purchaser by Seller was accurate in all material respects as of the date when provided; provided, however, that historical information contained in the foregoing may not reflect the allocation of Loans and certain Deposits to the Branches pursuant to Seller's understanding with the U.S. Department of Justice and the Nevada Department of Justice.

       5.12 Records. The Records respecting the operations of the Branches and the Assets and Liabilities accurately reflect in all material respects the net book value of the Assets and Liabilities being transferred to Purchaser hereunder. The Records include all information reasonably necessary to service the Deposits and Loans on an ongoing basis, and to otherwise operate the business being acquired under this Agreement in substantially the manner currently operated by Seller.

       5.13 Title to Assets. Subject to the terms and conditions of this Agreement, on the Closing Date Purchaser will acquire, subject to Section 10.1(c), good and marketable title to all of the material Assets, free and clear of any Encumbrances; provided, however, that this representation does not cover Owned Real Property for which Purchaser has obtained a Title Policy pursuant to
Section 3.11, Branch Leases or Tenant Leases.

       5.14 Branch Leases. The Branch Leases give Seller the right to occupy the building and land comprising the related Branch. Accurate copies of all Branch Leases and all attachments, amendments and addenda thereto have heretofore been made available to Purchaser. To Seller's knowledge, the Branch Leases constitute valid and legally binding leasehold interests of Seller. Except as described on
Schedule 5.4, there are no subleases relating to any Branch created or suffered to exist by Seller, or to Seller's knowledge, created or suffered to exist by any other person.

       5.15 [intentionally omitted]

       5.16 Deposits. Except as set forth in Schedule 5.16, all of the Deposit accounts have been administered and, to Seller's knowledge, originated, in compliance with the documents governing the relevant type of Deposit account and all applicable laws. The Deposit accounts are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC up to the current applicable maximum limits, and no action is pending or, to Seller's knowledge, threatened by the FDIC with respect to the termination of such insurance.

       5.17 Environmental Laws; Hazardous Substances. Except as disclosed on
Schedule 5.17, or as would not, individually or in the aggregate, have a Material Adverse Effect, each parcel of Real Property:

              (i) has been operated by Seller in compliance with all applicable Environmental Laws;

              (ii) is not the subject of any pending written notice from any governmental authority alleging the violation of any applicable Environmental Laws;

              (iii) is not currently subject to any court order, administrative order or decree arising under any Environmental Law;

              (iv) has not been used for the disposal of Hazardous Substances and is not contaminated with any Hazardous Substances requiring remediation under any applicable Environmental Law; and

              (v) has not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Laws.

       5.18 Brokers' Fees. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commission or finders' fees in connection with the transactions contemplated by this Agreement.

       5.19 Limitations on Representations and Warranties. Notwithstanding anything to the contrary contained herein, Seller makes no representations or warranties to Purchaser in this Agreement or in any agreement, instrument or other document executed in connection with any of the transactions contemplated hereby or provided or prepared pursuant hereto or in connection with any of the transactions contemplated hereby:

       (a) As to title to Owned Real Property or as to the physical condition of the Branches or Personal Property, all of which are being sold "AS IS", "WHERE IS" and with all faults at the Closing Date;

       (b) As to whether, or the length of time during which, any accounts will be maintained by the depositors at the Branches after the Closing Date; or

       (c) Except to the extent otherwise set forth in this Agreement, as to the creditworthiness, credit history or financial condition of any obligor.


                                  ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser represents and warrants to Seller as follows:

       6.1 Corporate Organization and Authority. Purchaser is a federal savings bank, duly organized and validly existing under the laws of the United States, and has the requisite power and authority to conduct the business conducted at the Branches substantially as currently conducted by Seller. Purchaser has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       6.2 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser does not, and will not, (i) violate any provision of its charter or by-laws or (ii) violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any court, government or governmental authority to which Purchaser is subject or any agreement or instrument of Purchaser, or to which Purchaser is subject or by which Purchaser is otherwise bound, which violation, breach, contravention or default referred to in this clause (ii), individually or in the aggregate, would have a Material Adverse Effect.

       6.3 Approvals and Consents. Other than Regulatory Approvals, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser from, any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser, the failure to make or obtain any or all of which, individually or in the aggregate, would have a Material Adverse Effect.

       6.4 Regulatory Matters. (a) Except as previously disclosed in writing to Seller, there are no pending or, to Purchaser's knowledge, threatened disputes or controversies between Purchaser and any federal, state or local governmental agency or authority that, individually or in the aggregate, would have a Material Adverse Effect.

       (b) Neither Purchaser nor any of its Affiliates has received any indication from any federal or state governmental agency or authority that such agency would oppose or refuse to grant a Regulatory Approval or impose a Burdensome Condition.

       (c) Purchaser is not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state regulatory agency or authority charged with the supervision or regulation of depository institutions, nor has Purchaser been advised by any such agency or authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case which, individually or in the aggregate, would have a Material Adverse Effect.

       (d) Purchaser is, and on a pro forma basis giving effect to the P&A Transaction, will be (i) at least "adequately capitalized", as defined for purposes of the FDIA, and (ii) in compliance with all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirement, standard or ratio.

       (e) Purchaser has no knowledge that it will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals.

       (f) Each of the subsidiaries or Affiliates of Purchaser that is an insured depository institution was rated "Satisfactory" or "Outstanding" following its most recent

Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

       6.5 Litigation and Undisclosed Liabilities. There are no actions, suits or proceedings that have a reasonable likelihood of an adverse determination pending or, to Purchaser's knowledge, threatened against Purchaser, or obligations or liabilities (whether or not accrued, contingent or otherwise) or, to Purchaser's knowledge, facts or circumstances that could reasonably be expected to result in any claims against or obligations or liabilities of Purchaser that, individually or in the aggregate, would have a Material Adverse Effect.

       6.6 Operation of the Branches. Purchaser intends to continue to provide retail and business banking services in the geographical area served by the Branches.

       6.7 Financing Available. Not later than the Closing Date, Purchaser will have available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the P&A Transaction. Purchaser's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining specific financing therefor, consent of any lender or any other matter.

       6.8 Brokers' Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commission or finders' fees in connection with the transactions contemplated by this Agreement, except for fees and commissions for which Purchaser shall be solely liable.


                                    ARTICLE 7

                            COVENANTS OF THE PARTIES

       7.1 Activity in the Ordinary Course. Until the Closing Date, except as may be required in connection with the Merger, (a) Seller shall conduct the business of the Branches (including, without limitation, filling open positions at the Branches and job posting in the Branches for open positions at other offices of Seller) in the ordinary and usual course of business consistent with past practice and (b) Seller shall not, without the prior written consent of
Purchaser:

              (i) Increase or agree to increase the salary, remuneration or compensation of any Branch Employee (or make any material increase or decrease in the number of such persons, or transfer such persons to or from any Branch) other than in accordance with Seller's existing customary policies generally applicable to employees having similar rank or duties, or pay or agree to pay any uncommitted bonus to any Branch Employee other than regular bonuses granted in the ordinary course of Seller's business (which bonuses, in any event, shall be the responsibility of Seller); or, except at the request of such Branch Employee, transfer any Branch Employee to another branch or office of Seller or any of its Affiliates;

              (ii) Offer interest rates or terms on any category of deposits at a Branch except as determined in a manner consistent with Seller's practice with respect to its branches which are not being sold;

              (iii) Transfer to or from any Branch to or from any of Seller's other operations or branches any material Assets or any Deposits, except
       (A) in the ordinary course of business or as contemplated by this Agreement, (B) upon the unsolicited request of a depositor or customer, or (C) if such Deposit is pledged as security for a loan or other obligation that is not a Loan;

              (iv) Sell, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to sell, transfer, assign, encumber or dispose of any of the Assets existing on the date hereof, except in the ordinary course of business and in an immaterial aggregate amount; provided, however, that in any event, Seller shall not knowingly take any action that would create any Encumbrance on any of the Owned Real Property or the Branch Leases;

              (v) Sell, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to sell, transfer, assign, encumber or dispose of any Loan;

              (vi) Make or agree to make any material improvements to the Owned Real Property, except with respect to commitments for such made on or before the date of this Agreement (and heretofore disclosed in writing to Purchaser) and normal maintenance or refurbishing purchased or made in the ordinary course of business;

              (vii) File any application or give any notice to relocate or close any Branch or relocate or close any Branch;

              (viii) Amend, terminate or extend in any material respect any Branch Lease or Tenant Lease; provided, however, Seller may extend any Branch Lease or Tenant Lease if, in its reasonable business judgment, Seller determines such extension is necessary to deliver the Branch on the Closing Date as a fully operative branch banking operation;

              (ix) Except as permitted by this Section 7.1, take, or permit its Affiliates to take, any action (A) impairing Purchaser's rights in any Deposit or Asset, (B) impairing in any way the ability of Purchaser to collect upon any Loan, or (C) except in the ordinary course of servicing, waiving any material right, whether in equity or at law, that it has with respect to any Loan; or

              (x) Agree with, or commit to, any person to do any of the things described in clauses (i) through (ix) except as contemplated hereby.

       7.2 Access and Confidentiality. (a) Until the Closing Date, Seller shall afford to Purchaser and its officers and authorized agents and representatives reasonable access to the properties, books, records, contracts, documents, files (including loan files) and other information of or relating to the Assets and Liabilities. In addition, Seller will use reasonable efforts to arrange for Purchaser to have reasonable access to similar information held by third parties, if any, for or on Seller's behalf. Purchaser and Seller each will identify to the other, within ten (10) days after the date hereof, a selected group of their respective salaried personnel that shall constitute a "transition group" who will be available to Seller and Purchaser, respectively, at reasonable times (limited to normal operating hours) to provide information and assistance in connection with Purchaser's investigation of matters relating to the Assets and Liabilities. Seller shall cause other personnel to be reasonably available during normal business hours, to an extent not disruptive of ongoing operations, for the same purposes. Seller shall furnish Purchaser with such additional financial and operating data and other information about its business operations at the Branches as may be reasonably necessary for the orderly transfer of the business operations of the Branches. Any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Seller's business. Notwithstanding the foregoing, Seller shall not be required to provide access to or disclose information where such access or disclosure would impose an unreasonable burden on Seller, or any employee of Seller or would violate or prejudice the rights of customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

       (b) Each party to this Agreement shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary or desirable in connection with any Regulatory Approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other party (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities.

       7.3 Regulatory Approvals. (a) As soon as practicable and in no event later than thirty (30) days after the date of this Agreement, Purchaser shall prepare and file any applications, notices and filing required in order to obtain the Regulatory Approvals. Purchaser shall use all reasonable efforts to obtain each such approval as promptly as reasonably practicable and, to the extent possible, in order to permit the Closing to occur not later than April 30, 1999. Seller will cooperate in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments which may be required to obtain the Regulatory Approvals). Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than material filed in connection therewith under a claim of confidentiality. Purchaser also agrees to furnish any reasonable undertaking or commitment that may be required in order for Norwest or WFC to obtain the Merger Approvals. If any regulatory authority shall require the modification of any of the terms and provisions of this Agreement as a condition to granting any Regulatory Approval or the Merger Approvals, the parties hereto will negotiate in good faith to seek a mutually agreeable adjustment to the terms of the transaction contemplated hereby, such agreement not to be unreasonably withheld.

       7.4 Consents. Seller agrees to use reasonable efforts (such efforts not to include making payments to third parties) to obtain from lessors and any other parties to any Branch Leases any required consents to the assignment of the Branch Leases to Purchaser on the Closing Date; provided, however, the Seller shall not be obligated to incur any monetary obligations or expenditures to the parties whose consent is requested in connection with the utilization of its reasonable efforts to obtain any such required consents. If any such required consent cannot be obtained, notwithstanding any other provision hereof, the Assets and Liabilities associated with the subject Branch, other than any such Branch Lease as to which consent cannot be obtained, shall nevertheless be transferred to Purchaser at the Closing and the parties shall negotiate in good faith and Seller shall use reasonable efforts (such efforts not to include making payments to third parties) to make alternative arrangements reasonably satisfactory to Purchaser. In such event, Seller shall not be obligated to deliver physical possession of the subject Branch or Personal Property to Purchaser at the Closing.

       7.5 Efforts to Consummate; Further Assurances. (a) Purchaser and Seller agree to use all reasonable efforts to satisfy or cause to be satisfied as soon as practicable their respective obligations hereunder and the conditions precedent to the Closing.

       (b) Seller will duly execute and deliver such assignments, bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as shall at any time be necessary or appropriate to vest in Purchaser the full legal and equitable title to the Assets.

       (c) Subject to Section 4.3, on and after the Closing Date, each party will promptly deliver to the other all mail and other communications properly addressable or deliverable to the other as a consequence of the P&A Transaction; and without limitation of the foregoing, on and after the Closing Date, Seller shall promptly forward any mail, communications or other material relating to the Deposits or the Assets transferred on the Closing Date, including, but not limited to, that portion of any IRS "B" tapes that relates to such Deposits, to such employees of Purchaser at such addresses as may from time to time be specified by Purchaser in writing.

       (d) The costs incurred by a party in performing its obligations to the other (x) under Section 7.5(a) and (c) shall be borne by the initial recipient and (y) otherwise under this Section 7.5 shall be borne by Purchaser. Seller will cooperate with Purchaser to minimize the costs referred to in clause (y).

       7.6 Solicitation of Accounts. (a) Until the Closing Date and for an additional twelve (12) months following the Closing Date, Seller agrees that it will not solicit deposits, loans, mutual fund purchases, or other investment products or other business from or to persons or entities who were depositors or borrowers at the Branches on the date hereof with respect to Deposits by personal contact, by telephone, by facsimile, by mail or other similar solicitation, or in any other way except for general solicitations and solicitations that are not directed primarily to persons or entities who were depositors of the Branches on the date hereof; provided, however, Seller may solicit depositors who as of the date of this Agreement have existing accounts or loans originating at branches or other offices of Seller or its Affiliates other than the Branches pursuant to solicitations which arise from their status as a customer at such other branches or offices; and provided, further, that Seller may solicit major or statewide depositors (such as, for example, a company with more than one location or the state government or any agency or instrumentality thereof) without restrictions hereunder.

       (b) Prior to the Closing Date, Purchaser agrees that it will not attempt to directly solicit Branch customers through advertising nor transact its business in a way which would induce such Branch customers to close any account and open accounts directly with Purchaser or would otherwise result in a transfer of all or a portion of an existing account from Seller to Purchaser or its Affiliates. Notwithstanding the foregoing sentence, Purchaser and its Affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such Branch customers, (ii) engage in lending, deposit, safe deposit, trust or other financial services relationships existing as of the date hereof with such Branch customers through other branch offices of Purchaser, (iii) respond to unsolicited inquiries by such Branch customers with respect to banking or other financial services, and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

       7.7 Insurance. Seller will maintain in effect until the Closing Date all casualty and public liability policies relating to the Branches and maintained by Seller on the date hereof or procure comparable replacement coverage and maintain such policies or replacement coverage in effect until the Closing Date. Purchaser shall provide all casualty and public liability insurance for the Branches subsequent to the Closing Date.

       7.8 [intentionally omitted]

       7.9 Servicing Prior to Closing Date. With respect to each of the Loans from the date hereof until the Closing Date, Seller shall provide servicing of such Loans generally consistent with customary prudent industry servicing standards of service of similar loans. Further, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), Seller shall not (a) except as required by law or the terms of the Loan Documents, release any collateral or any party from any liability on or with respect to any of the Loans; (b) compromise or settle any claims of any kind or character with respect to the Loans; or (c) amend or waive any of the material terms of any Loan as set forth in the Loan Documents.


                                    ARTICLE 8

                           TAXES AND EMPLOYEE BENEFITS

       8.1 Tax Representations. Seller represents and warrants to Purchaser as follows:

       (a) Except as set forth in Schedule 8.1, all Tax Returns with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof or the operation of the Branches, that are required to be filed (taking into account any extension of time within which to file) on or before the Closing Date, have been or will be duly filed, and all Taxes shown to be due on such Tax Returns have been or will be paid in full.

       (b) With respect to the Deposits, Seller is in compliance with the Code and regulations thereunder relative to obtaining from depositors of the Deposits executed IRS Forms W-8 and W-9. With respect to the Deposits opened after December 31, 1983, Seller has either obtained a properly completed Form W-8 or W-9 (or a substitute form meeting applicable requirements) or is back-up withholding on such account, if so required.

       8.2 Proration of Taxes. Except as otherwise agreed to by the parties, whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after the Closing Date shall be determined by assuming that the taxable year or period ended at 11:59 p.m. Nevada time on the day prior to the Closing Date.

       8.3 Sales and Transfer Taxes. Unless otherwise provided, all excise, sales, use and transfer taxes that are payable or that arise as a result of the consummation of the P&A Transaction shall be paid by Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any such taxes.

       8.4 Information Returns. At the Closing or as soon thereafter as is practicable, Seller shall provide Purchaser with a list of all Deposits for which Seller has not received a properly completed Form W-8 or W-9 (or a substitute form meeting applicable requirements) or on which Seller is back-up withholding as of the Closing Date.

       8.5 Payment of Amount Due under Article 8. Any payment by Seller to Purchaser, or to Seller from Purchaser, under this Article 8 (other than payments required by Section 8.3) to the extent due at the Closing may be offset against any payment due the other party at the Closing. All subsequent payments under this Article 8 shall be made as soon as determinable and shall be made and bear interest from the date due to the date of payment as provided in Section 3.2(b).

       8.55 Like Kind Exchange. Purchaser acknowledges that the Seller may desire to complete one or more like kind exchanges (including transactions which are intended to qualify under Section 1031 of the Code). If requested by Seller, Purchaser shall cooperate to the extent reasonably necessary in order to accomplish such like kind exchanges and shall execute all documents and provide all consents reasonably necessary to complete such like kind exchanges including, without limitation, an amendment to or an assignment of this
Agreement: provided, however, that (a) Purchaser's obligations under this Agreement shall not be increased, (b) Seller's representations, warranties, covenants and obligations under this Agreement shall continue in full force and effect and (c) the total Purchase Price will not change as a result of this assignment.

       8.6 Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall:

       (a) Make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to taxes with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof, or the operation of the Branches;

       (b) Provide timely notice to the other in writing of any pending or proposed tax audits (with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request) or tax assessments with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof, or the operation of the Branches for taxable periods for which the other may have a liability under this Article 8; and

       (c) The party requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers.

       8.7 Transferred Employees. (a) As soon as reasonably practicable and in any event within thirty (30) days of the date hereof, Seller shall deliver to Purchaser a true and complete list of all Branch Employees by name, date of hire and position, as of the date hereof Seller shall not release any other personnel information without having first obtained the written consent of the respective Branch Employee. Purchaser may, at its discretion, interview any and all Branch Employees. Purchaser shall make employment available to all Branch Employees on the Closing Date upon the terms and conditions described below. On and after the Closing Date, Branch Employees employed by Purchaser shall be defined as "Transferred Employees" for purposes of this Agreement. Subject to the provisions of this Section 8.7, Transferred Employees shall be subject to the employment terms, conditions and rules applicable to other employees of Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Branch Employee or Transferred Employee.

       (b) Purchaser may interview Branch Employees during normal working hours. Purchaser shall be solely responsible for any activity in connection with interviewing Branch Employees. Purchaser shall indemnify and hold Seller harmless from and against any claim, liability, loss, costs or expenses, including reasonable attorneys' fees, resulting or arising from Purchaser's acts or omissions in connection with such interviews.

       (c) Subject to the conditions set forth in Section 4.13 of this Agreement relating to employee training and orientation, Seller agrees that Purchaser shall have the right to conduct orientation sessions with Branch Employees as soon as reasonably practicable and in any event within 30 days after execution of this Agreement. The orientation sessions may include personal appearances by Purchase's senior management and will cover subject such as Purchaser's Compensation and Benefits Programs, including a Business Retention and Sales Incentive Program specifically designed for Branch Employees who become Transferred Employees on the date after the Closing Date.

       (d) Each Transferred Employee shall be provided employment subject to the following terms and conditions:

              (i) Base salary shall be at least equivalent to the rate of base salary paid by Seller to such Transferred Employee as of the close of business on the day prior to the Closing Date.

              (ii) Except as otherwise specifically provided herein, Transferred Employees shall be provided employee benefits that are no less favorable in the aggregate than those provided to similarly situated employees of Purchaser. Purchaser shall provide each Transferred Employees with credit for such Transferred Employee's period of service with Seller (including any service credited from predecessors by merger or acquisition to Seller) towards the calculation of eligibility and vesting for such purposes as vacation, severance and other benefits and participation and vesting in Purchaser's qualified pension and/or profit sharing 401(k) plans, as such plans may exist (but, except as set forth in (v) below and for vacation, not for purposes of benefit accruals, including, without limitation, funding of accrued pension or profit sharing plans for such Transferred Employee with respect to any period prior to the Closing
       Date).

              (iii) Each Transferred Employee shall be eligible to participate in the medical, dental, or other welfare plans of Purchaser, as such plans may exist, on and after the Closing Date, and, subject to insurance company approval, any pre-existing conditions provisions of such plans shall be waived with respect to any such Transferred Employees; provided, however, that if Purchaser's relevant health or disability insurance policy or plan has a pre-existing condition limitation and a Transferred Employee's condition is being excluded (as a pre-existing condition) under Seller's plan as of the Closing Date, Purchaser may treat such condition as a pre-existing condition for the period such condition would have been treated as a pre-existing condition under Seller's plan.

              (iv) With respect to any Transferred Employee on short-term disability or temporary leave of absence, upon conclusion of his or her short-term disability or temporary leave of absence, subject to the terms and conditions of the Purchaser's plans and policies and applicable law, each Transferred Employee on such leave shall receive the salary and vacation benefits in effect when he or she went on leave, shall otherwise be treated as a Transferred Employee, and, to the extent practicable, shall be offered by the Purchaser the same or a substantially equivalent position to his or her position with Seller prior to having gone on leave.

              (v) Purchaser shall be responsible for all severance obligations arising out of the termination of any Transferred Employee's employment after the Closing Date in accordance with Purchaser's severance plan, policies and procedures with credit for the period of years of credited service with Seller towards the calculation of benefits; provided, however, if, before the one year anniversary of the Closing Date, any Transferred Employee experiences a reduction in base salary, a worksite relocation of more than 30 miles or a termination of employment by Purchaser for any reason other than cause (as defined by Purchaser's personnel policies and procedures), such Transferred Employee shall be entitled to severance pay in an amount at least equivalent to the severance pay the Transferred Employee would have received under Seller's severance plan had such employee been eligible for payments under such plan.

       (e) Except as provided herein, Seller shall pay, discharge, and be responsible for (i) all salary and wages arising out of employment of the Transferred Employees through the Closing Date, and (ii) any employee benefits (including, but not limited to, accrued vacation) arising under Seller's employee benefit plans and employee programs prior to the Closing Date (but not including medical benefits, if any, to Transferred Employees who retire after the Closing Date), including benefits with respect to claims incurred prior to the Closing Date but reported after the Closing Date. From and after the Closing Date, Purchaser shall pay, discharge, and be responsible for all salary, wages, and benefits arising out of or relating to the employment of the Transferred Employees by Purchaser from and after the Closing Date, including, without limitation, all claims for welfare benefits plans incurred after the Closing Date. Claims are incurred as of the date services are provided or disability payments are accrued, notwithstanding when the injury or illness may have occurred.

       (f) To the extent permitted under Purchaser's 401(k) plan, Seller and Purchaser shall cooperate in arranging for the transfer to Purchaser's 401(k) plan, as soon as practicable after the Closing Date and in a manner that satisfies sections 414(l) and 411(d)(6) of the Code, of those accounts held under Seller's 401(k) plan on behalf of Transferred Employees, subject to receipt of any necessary consents and approvals of the Transferred Employees.

       (g) For a period of twelve (12) months following the Closing Date, Seller will not directly solicit any Transferred Employee hired by Purchaser as of the Closing Date to again become an employee of Seller; provided, however, that Seller shall not be prohibited from hiring a Transferred Employee if such Transferred Employee contacts Seller or an Affiliate of Seller to seek hiring or retention, whether in response to general advertising or otherwise, or if a Transferred Employee is terminated by Purchaser.

       8.8 Branch Employee Representations. (a) Seller represents and warrants to Purchaser, to Seller's knowledge, as follows:

              (i) none of the Branch Employees are represented by any labor union;

              (ii) Seller is not a party to any individual contract, written or oral, express or implied, for the employment of any Branch Employee, and Seller is not subject to any collective bargaining arrangement with respect to any Branch Employee;

              (iii) Seller's 401(k) Plan is in compliance in all material respects with applicable law;

              (iv) no liabilities exist or are reasonably expected to exist under any employee benefit plan of Seller that, individually or in the aggregate, would have a Material Adverse Effect; and

              (v) Seller has not entered into any individual agreement or otherwise made any individual commitment to any Branch Employee with respect to continued employment with Purchaser.

       (b) Seller shall indemnify and hold Purchaser harmless from and against any claims, losses, damages or expenses (including attorney's fees) suffered as a result of any failure to give any notice to the Branch Employees required by the Worker Adjustment and Retraining Notification Act (the "WARN Act"), provided such notice is required as a result of action by Seller prior to the Closing Date.

                                  ARTICLE 9

                            CONDITIONS TO CLOSING

       9.1 Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, the obligation of Purchaser to consummate the P&A Transaction is conditioned upon satisfaction of each of the following conditions:

       (a) Regulatory Approvals. All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing, including the Regulatory Approvals, shall have been made or obtained, and shall remain in full force and effect, and all waiting periods applicable to the consummation of the P&A Transaction shall have expired or been terminated; provided, however, that no Regulatory Approval shall have imposed any condition or requirement (a "Burdensome Condition") that would (i) result in any Material Adverse Effect or (ii) require Purchaser to effect any divestiture that would constitute a substantial portion of the business or properties of the Branches, taken as a whole.

       (b) Orders. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent)(any of the foregoing, an "Order") which is in effect and which prohibits or makes illegal the consummation of the P&A Transaction or would otherwise result in a Material Adverse Effect.

       (c) Representations and Warranties; Covenants. Each of the representations and warranties of Seller contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties relating to Assets and Liabilities transferred at the Closing Date shall only be made, and need only be true in all material respects, on and as of the Closing Date). Purchaser shall have received at Closing a certificate to that effect dated as of such Closing Date and executed by the President or any Executive Vice President of Seller. Each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects. Purchaser shall have received at Closing a certificate to that effect dated as of such Closing Date and executed by the President or any Executive Vice President of Seller.

       Notwithstanding any other provision of this Agreement, if there shall be a failure of any condition specified in this Section 9.1 to the obligations of Purchaser in respect of the acquisition of any specific Branch or Branches the aggregate Deposits of which as of the date hereof shall constitute less than 25% of the Deposits in all of the Branches as of the date hereof. Purchaser nevertheless shall be obligated to consummate the P&A Transaction but may, upon written notice to Seller, exclude from the transaction the

Branch or Branches in respect of which the failure of condition shall exist, in which case, appropriate adjustment shall be made in the schedules hereto and the other documents to be delivered pursuant hereto so as to duly reflect the deletion of such Branch or Branches from the transactions contemplated hereby (and, consequently, to the calculation of the Estimated Purchase Price, Estimated Payment Amount, Purchase Price and Adjusted Payment Amount). If any Branch is excluded from this Agreement or if Purchaser nevertheless elects to purchase any Branch which would otherwise be so excluded and such Branch is transferred to Purchaser at the Closing (subject to Purchaser's rights under Section 12.1(a)), any event that would otherwise constitute a breach of warranty or failure of condition in respect of such Branch arising solely from or relating to the operation of this paragraph shall not constitute a breach of warranty or failure of consideration.

       9.2 Conditions to Obligations of Seller. Unless waived in writing by Seller, the obligation of Seller to consummate the P&A Transaction is conditioned upon satisfaction of each of the following conditions:

       (a) Regulatory Approvals. All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing, including the Regulatory Approvals, shall have been made or obtained, and shall remain in full force and effect, and all waiting periods applicable to the consummation of the P&A Transaction shall have expired or been terminated.

       (b) Orders. No Order shall be in effect that prohibits or makes illegal the consummation of the P&A Transaction.

       (c) Representations and Warranties; Covenants. Each of the representations and warranties of Purchaser contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties as of a specific date need be true in all material respects only as of such date). Seller shall have received at Closing a certificate to that effect dated as of such Closing Date and executed by the President or any Executive Vice President of Purchaser. Each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects. Seller shall have received at Closing a certificate to that effect dated as of such Closing Date and executed by the President or any Executive Vice President of Purchaser.

       (d) Consummation of the Merger. The Merger shall have been consummated in accordance with the terms of the Merger Agreement.

                                   ARTICLE 10

                              ENVIRONMENTAL MATTERS

       10.1 Environmental Matters. (a) Seller has provided to Purchaser and Purchaser hereby acknowledges receipt of copies of Phase I environmental site assessments for all Owned Real Property and asbestos reports with respect to all the Real Property, except for Real Property where the improvements have been completed after December 31, 1978. Such Phase I environmental site assessments for all Owned Real Property have been dated (or supplemented) on or after September 1, 1998.

       (b) If such Phase I site assessments and asbestos reports reasonably indicate the necessity or desirability of further investigation to determine whether or not an Environmental Hazard or an Asbestos Hazard exists at such Real Property, Purchaser may elect, not later than ten (10) days after the signing of this Agreement, to have an environmental consultant reasonably acceptable to Seller (the "Environmental Consultant"), to the extent reasonable and appropriate, conduct Phase II environmental site assessments and additional asbestos investigations, the cost of which shall be paid by Purchaser. Any such further investigation or testing shall be conducted in such a manner so as not to interfere with the normal operation of the Branch(es) involved. All such Phase II environmental site assessments and additional asbestos reports shall be treated as information subject to Section 7.2(b) and shall be completed not more than ninety (90) days after the signing of this Agreement.

       (c) In the event that the Environmental Consultant has discovered an Environmental Hazard, and/or Asbestos Hazard, during any such Phase II environmental site assessments and additional asbestos investigation at any single parcel of Owned Real Property, the remediation of which, in the reasonable judgment of the Environmental Consultant, is or would be the responsibility of Seller, or Purchaser should it acquire such Owned Real Property, and will cost $100,000 or more for such single parcel of Owned Real Property, Purchaser shall lease from Seller such single parcel of Owned Real Property pursuant to a Lease Agreement that shall provide as follows:

              (i) Such Lease Agreement shall be for a term of two (2) years, with no obligation or right to renew (it being the intention of Seller that Purchaser locate an alternative branch site during such two years), at a rental equal to a fair market rental value;

              (ii) Seller may sell such Owned Real Property to any person, subject to such Lease Agreement, for any price;

              (iii) During the term of such Lease Agreement, in the event Seller shall deliver to Purchaser a report of qualified environmental engineer or consultant stating that in the opinion of the Environmental Engineer the Environmental Hazard, and/or Asbestos Hazard, at or on any such leased parcel of Owned Real Property has been remediated to the extent required under applicable

       Environmental Laws, Purchaser shall be required to purchase such parcel of Owned Real Property at the net book value as of the close of business of the month-end day most recently preceding the Closing Date;

              (iv) Other terms and conditions of the Lease Agreement shall be typical of such branch leases in the market as negotiated between Seller and Purchaser; and

              (v) Seller shall be responsible for all remediation costs related to such Owned Real Property except for remediation costs caused solely by Purchaser's use or disposal of Hazardous Substances at the site and Seller shall otherwise indemnify and hold Purchaser harmless from third party claims.

If the remediation cost is less than $100,000 for any single parcel of Owned Real Property, Purchaser shall acquire such parcel and such cost shall be borne by Purchaser without indemnity or price adjustment under this Agreement.

       (d) Purchaser agrees that it and its Environmental Consultant shall conduct any Phase II environmental site assessments or other investigations pursuant to this Section with reasonable care and subject to customary practices among environmental consultants and engineers, including, without limitation, following completion thereof, the restoration of any site to the extent practicable to its condition prior to such site assessment or investigation and the removal of all monitoring wells.

       (e) Any lease of a parcel of Owned Real Property under Section 10.1(c) shall in no way affect the transfer of any Assets or Liabilities, other than such parcel of Owned Real Property, to the Purchaser at the Closing.


                                   ARTICLE 11

                                   TERMINATION

       11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

       (a) By the mutual written agreement of Purchaser and Seller;

       (b) By Seller or Purchaser, in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured or cannot be cured within thirty (30) days after written notice of such termination has been delivered to the breaching party; provided, however, that termination pursuant to this Section 11.1(b) shall not relieve the breaching party of liability arising out of or related to such breach;

       (c) By Seller or Purchaser, in the event the Closing has not occurred by April 30, 1999 unless the failure to so consummate is due to a breach of this Agreement by the party seeking to terminate;

       (d) By Seller or Purchaser if the Merger shall have been abandoned;

       (e) By Seller, if the Merger has been consummated but the Closing has not occurred within six months thereafter;

       (f) By Seller or Purchaser at any time after the denial or revocation of any Regulatory Approval or by Purchaser if any such approval has been obtained which contains a Burdensome Condition; or

       (g) By Seller if, at any time prior to the Closing Date, an appropriate official of any governmental agency or authority whose consent, approval or authorization is required in order for Purchaser to consummate the transactions contemplated hereby shall have advised that such authority will not grant such consent, approval or authorization or will grant the same only subject to a Burdensome Condition (unless Purchaser shall have waived the condition provided for in the proviso to Section 9.1(a)), or where there shall be in effect any Order, or if there shall exist any proceeding which, in Seller's reasonable judgment, would result in an Order; provided, however, that Purchaser shall have fifteen (15) days following receipt of notice from Seller to remedy any such situation or to provide assurances reasonably acceptable to Seller that such situation will be remedied by the Closing Date.

       11.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 11.1, no party hereto (or any of its directors, officers, employees, agents or Affiliates) shall have any liability or further obligation to any other party, except as provided in Section 7.2(b) and except that nothing herein will relieve any party from liability for any breach of this Agreement.


                                   ARTICLE 12

                                 INDEMNIFICATION

       12.1 Indemnification. (a) Subject to Sections 12.2 and 13.1, Seller shall indemnify and hold harmless Purchaser and any person directly or indirectly controlling Purchaser from and against any and all Losses which Purchaser may suffer, incur or sustain arising out of or attributable to:

              (i) any breach of any representation or warranty (excluding the representations and warranties contained in Section 5.10 and Section 5.11 as it relates to information regarding Loans, the sole and exclusive remedy for breach of which is set forth in Section 12.2) made by Seller in this Agreement;

              (ii) any material breach of any covenant or agreement to be performed by Seller pursuant to this Agreement;

              (iii) any claim, penalty asserted, legal action or administrative proceeding based upon any action taken or omitted to be taken by Seller or conditions existing prior to the Closing Date, relating in any such case to the operation of the Branches, the Assets or the Liabilities; or

              (iv) any liability, obligation or duty of Seller that is not a Liability.

       (b) Subject to Section 13.1, Purchaser shall indemnify and hold harmless Seller and any person directly or indirectly controlling Seller from and against any and all Losses which Seller may suffer, incur or sustain arising out of:

              (i) any breach of any representation or warranty made by Purchaser in this Agreement;

              (ii) any material breach of any covenant or agreement to be performed by Purchaser pursuant to this Agreement;

              (iii) any claim, penalty asserted, legal action or administrative proceeding based upon any action taken or omitted to be taken by Purchaser on or after the Closing Date, relating in any such case to the operation of the Branches or the Assets;

              (iv) physical damage caused solely by Purchaser or the Environmental Consultant in connection with any environmental site assessment or investigation pursuant to Article 10; or

              (v) the Liabilities.

       (c) To exercise its indemnification rights under this Section 12.1 as a result of the assertion against it of any claim or potential liability for which indemnification is provided, the indemnified party shall promptly notify the indemnifying party of the assertion of such claim, discovery of any such potential liability or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder (including, with respect to claims arising from a breach of representation or warranty made in Article 8, the commencement of an audit, administrative investigation or judicial proceeding by any governmental authority); provided, however, that in no event shall notice of original claim for indemnification under this Agreement shall be given later than the expiration of one (1) year from the Closing Date (excluding only claims for indemnification under Section 12.1(a)(iii), which shall be within three (3) years of the Closing Date, and Section 12.1(a)(iv), which may be given at any time). The indemnified party shall advise the indemnifying party of all facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (ii) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing defenses or conflicts of interests between them.

       (d) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section, and to be indemnified from and against all Losses resulting therefrom, unless the indemnifying party, within sixty (60) calendar days after receiving written notice of the claim or liability in accordance with Section 12.1(c) above, notifies the indemnified party that it intends to defend against such claim or liability and undertakes such defense, or, if required in a shorter time than sixty (60) calendar days, the indemnifying party makes the requisite response to such claim or liability asserted.

       (e) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party shall not be liable under this Section 12.1 for any Losses sustained by the indemnified party unless and until the aggregate amount of all indemnifiable Losses sustained by the indemnified party shall exceed $50,000, in which event the indemnifying party shall provide indemnification hereunder in respect of all such indemnifiable Losses in excess of $50,000; provided, however, that the aggregate amount of indemnification payments payable pursuant to this Section 12.1, shall not exceed the amount of the Purchase Price. An indemnifying party shall not be liable under this Section 12.1 for any settlement effected, without its consent, of any claim or liability or proceeding for which indemnity may be sought hereunder except in the case of a settlement in an amount which does not exceed $50,000. In no event shall either party hereto be entitled to consequential or punitive damages or damages for lost profits in any action relating to the subject matter of this Agreement.

       12.2 Loans. (a) Notwithstanding anything to the contrary contained in this Agreement, subject to Section 12.3 and 12.4, in order for Purchaser to claim a breach of a representation or warranty of Seller under Section 5.10 or under Section 5.11 insofar as such claimed breach may relate to one or more Loans, Purchaser shall deliver to Seller, within thirty (30) days following Purchaser's discovery of such breach but in no event later than the one hundred eightieth (180th) day following the Closing Date, a certificate (a "Certificate of Defective Loan"), setting forth the identity of the affected Loan, the exact nature of such claimed breach, the subsection or subsections of Section 5.10, as applicable, under which such breach is claimed and reasonable evidence of the existence of such breach.

       (b) If Purchaser delivers a Certificate of Defective Loan to Seller, Seller shall have the option, in its sole and absolute discretion, to correct or cure such breach with respect to such affected Loan within sixty (60) days following the receipt of the Certificate (the "Cure Period") or to repurchase any such affected Loan on a whole loan servicing-released basis within sixty
(60) days following receipt of the Certificate for an amount equal to the Loan Value thereof as of the date of repurchase (the "Repurchase Price"). If Seller elects to attempt to cure or correct any material breach with respect to any Loan but fails to cure or correct such material breach on or before the expiration of the Cure Period, then Seller shall repurchase such Loan on a whole loan servicing-released basis within thirty (30) days following the expiration of the Cure Period for the Repurchase Price, subject to Sections 12.2(d).

       (c) In connection with any repurchase of a Loan by Seller pursuant to this Section 12.2, and as a condition to the payment by Seller to Purchaser of the Repurchase Price thereof, Purchaser shall deliver to Seller all Loan Documents (and, if applicable, any collateral deposit account associated with such Loan) with respect to such Loan previously delivered to Purchaser pursuant to this Agreement, and each document that constitutes a part of the Loan Documents which was endorsed or assigned to Purchaser shall be endorsed or assigned to Seller in the same manner as provided in Sections 3.6 and 5.10.

       (d) Notwithstanding anything to the contrary contained herein, Seller shall have no obligation hereunder to correct or cure any material breach or to repurchase any Loan pursuant to this Section 12.2, if after the Closing Date,
(i) Purchaser or its permitted assignee is not the owner of such Loan or does not have the full right to sell and assign such Loan hereunder (it being understood that the rights under this Section 12.2 shall not survive any sale, conveyance, assignment or transfer of the subject Loan by Purchaser to an unaffiliated third party); (ii) any lien, pledge, charge or security interest of any nature exists with respect to such Loan as of the time of repurchase; (iii) the related security interests or mortgages, if any, have been waived, modified, altered, satisfied, canceled, rescinded or subordinated in any respect, or the related collateral has been released from its obligations under such security interests or mortgages, in whole or in part, in a manner which materially interferes with the benefits of the security intended to be provided by such mortgages or the use, enjoyment, value or marketability of such collateral for the purposes specified in such mortgages; or (iv) Purchaser has otherwise altered, amended or modified the terms of such Loan.

       12.3 [intentionally omitted]

       12.4 Exclusivity. After the Closing, Article 12 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby; provided, however, that Section 12.2 shall be Purchaser's sole and exclusive remedy or any breach of Seller's representations or warranties under Section 5.10. In no event shall Purchaser have any such claim with respect to any Loan which is paid in full on or before the one hundred twentieth (120th) day after the Closing Date.

       12.5 AS-IS Sale; Waiver of Warranties. Except as set forth in Article 5 and Sections 8.1 and 8.8, Purchaser acknowledges that the Assets and Liabilities are being sold and accepted on an "AS-IS-WHERE-IS" basis, and are being accepted without any representation or warranty. As part of Purchaser's agreement to purchase and accept the Assets and Liabilities AS-IS-WHERE-IS, and not as a limitation on such agreement, TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER HEREBY DISCLAIMS AND PURCHASER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS PURCHASER MIGHT HAVE AGAINST SELLER OR ANY PERSON DIRECTLY OR INDIRECTLY CONTROLLING SELLER REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR TYPE, RELATING TO THE ASSETS AND LIABILITIES INCLUDING, BUT NOT LIMITED TO, THE LOANS AND/OR THE COLLATERAL THEREFOR EXCEPT THOSE SET FORTH IN ARTICLE 5 AND SECTIONS 8.1 AND
8.8. SUCH WAIVER AND RELEASE IS, TO THE FULLEST EXTENT PERMITTED BY LAW, ABSOLUTE, COMPLETE, TOTAL AND UNLIMITED IN EVERY WAY. SUCH WAIVER AND RELEASE INCLUDES TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IS NOT LIMITED TO, A WAIVER AND RELEASE OF EXPRESS WARRANTIES (EXCEPT THOSE SET FORTH IN ARTICLE 5 AND SECTIONS 8.1 AND 8.8), IMPLIED WARRANTIES, WARRANTIES OF FITNESS FOR A PARTICULAR USE, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF HABITABILITY, STRICT LIABILITY RIGHTS AND CLAIMS OF EVERY KIND AND TYPE, INCLUDING BUT NOT LIMITED TO CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE, ALL OTHER EXTANT OR LATER CREATED OR CONCEIVED OF STRICT LIABILITY OR STRICT LIABILITY TYPE CLAIMS AND RIGHTS.


                                   ARTICLE 13

                                  MISCELLANEOUS

       13.1 Survival. (a) The parties' respective representations and warranties contained in this Agreement shall survive until the first anniversary of the Closing Date, and thereafter neither party may claim any Loss in relation to a breach thereof; provided, however, that each of the representations and warranties of Seller set forth in Section 5.10 and in Section 5.11 insofar as such Section may relate to one or more Loans, shall survive the Closing Date for a period of one hundred eighty (180) days, and thereafter neither party may claim any damage for breach thereof. The agreements and covenants contained in this Agreement shall not survive the Closing except to the extent expressly set forth herein.

       (b) No claim based on any breach of any representation or warranty shall be valid or made unless notice with respect thereto is given to Seller in accordance with this Agreement on or before the date specified in Section 12.1(c).

       13.2 Assignment. Except as otherwise provided in Section 8.55, neither this Agreement nor any of the rights, interests or obligations of either party may be assigned by either party hereto without the prior written consent of the other party, and any purported assignment in contravention of this Section 13.2 shall be void. Purchaser further agrees not to sell, transfer or assign any of the Loans prior to the Closing Date.

       13.3 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       13.4 Public Notice. Prior to the Closing Date, neither Purchaser nor Seller shall directly or indirectly make or cause to be made any press release for general circulation, public announcement or disclosure or issue any notice or general communication to employees with respect to any of the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Purchaser agrees that, without Seller's prior written consent, it shall not release or disclose any of the terms or conditions of the transactions contemplated herein to any other person. Notwithstanding the foregoing, each party may make such public disclosure as, in the opinion of its counsel, may be required by law or as necessary to obtain the Regulatory Approvals.

       13.5 Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

         If to Seller:           Norwest Bank Nevada, National Association
                                 3300 West Sahara Avenue
                                 Las Vegas, Nevada 89102
                                 Attention: Laura Schulte, President
                                 Fax: 702-765-3903

         With a copy to:         Norwest Corporation
                                 Norwest Center
                                 Sixth and Marquette
                                 Minneapolis, MN 55479-1026
                                 Attention: Secretary
                                 Fax: 612-667-4399


         If to Purchaser:        California Federal Bank, A Federal Savings Bank
                                 135 Main Street, 20th Floor
                                 San Francisco, California 94105-1817
                                 Attention: Scott A. Kisting, EVP
                                 Fax: 415-904-0416

         With a copy to:         California Federal Bank
                                 135 Main Street, 4th Floor
                                 San Francisco, California 94105-1817
                                 Attention: Bill Primozic, Esq.
                                 Fax: 415-904-0203

or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notices shall be in writing, including telegraphic or facsimile communication, and may be sent by registered or certified mail, return receipt requested, postage prepaid, or by fax, or by overnight delivery service. Notice shall be effective upon actual receipt thereof.

       13.6 Expenses. Except as expressly provided otherwise in this Agreement, each party shall bear any and all costs and expenses which it incurs, or which may be incurred on its behalf, in connection with the preparation of this Agreement and consummation of the transactions described herein, and the expenses, fees, and costs necessary for any approvals of the appropriate regulatory authorities.

       13.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

       13.8 Entire Agreement; Amendment. (a) This Agreement contains the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose; provided, however, that the terms of any confidentiality agreement between the parties hereto previously entered into, to the extent not inconsistent with any provisions of this Agreement, shall continue to apply.

       (b) This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties hereto or their respective successors in interest. The waiver of any beach of any provision under this Agreement by any party shall not be deemed to be waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.

       13.9 Third Party Beneficiaries. Except as expressly provided in Section
12.1 or 12.2, this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Seller and Purchaser.

       13.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       13.11 Headings. The headings used in this Agreement are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.

       13.12 [intentionally omitted]

       13.13 Severability. If any provision of this Agreement, as applied to any party or circumstance, shall be judged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way effect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                             NORWEST BANK NEVADA,
                                                 NATIONAL ASSOCIATION


                                             By:  /s/ Laura Schulte
                                                 ----------------------------
                                                   Name:   Laura Schulte
                                                   Title:  President & CEO

                                             CALIFORNIA FEDERAL BANK,
                                                 A FEDERAL SAVINGS BANK

                                             By:  /s/ Peter K. Thomson
                                                 ----------------------------
                                                   Name:  Peter K. Thomson
                                                   Title: EVP

                             SCHEDULE 1.1(b)

                        BRANCHES/REAL PROPERTIES

                NORWEST BANK NEVADA, NATIONAL ASSOCIATION


     Branch Name        Branch Address                 Lease/Own
     -----------        --------------                 ---------

1    Carson City        201 West Telegraph Street      Owned
                        Carson City, NV 89703

2    Elko               852 Idaho Street               Owned
                        Elko, NV

3    Desert Inn/Topaz   2625 East Desert Inn Road      Leased
                        Las Vegas, NV 89121

4    Lakes              9325 West Sahara Avenue        Leased
                        Las Vegas, NV 89117

5    Tropicana/Pecos    3333 East Tropicana Avenue     Leased
                        Las Vegas, NV 89121

6    Rainbow/Westcliff  103 South Rainbow              Owned
                        Las Vegas, NV 89128

7    Henderson          546 South Boulder Highway      Leased
                        Henderson, NV 89105

8    Virginia Cadillac  2375 South Virginia Street     Owned
                        Reno, NV 89502

9    Booth/Reno Village 595 Booth Street               Owned
                        Reno, NV 89509

10   Winnemucca         311 South Bridge Street        Owned
                        Winnemucca, NV 89445

                             SCHEDULE 1.1(d)

                            EXCLUDED DEPOSITS


                                  NONE

                             SCHEDULE 1.1(e)

                               OTHER LOANS



       See Magnetic Media delivered to Purchaser October 16, 1998

                          SCHEDULE 2.1(a)(vii)

                              OTHER ASSETS


                              See Attached

NORWEST CORPORATION
NEVADA SCHEDULES 2.1(A) (VII) OTHER ASSETS
AS OF SEPTEMBER 30,1998

                                   OTHER ASSET
COST CENTER COMMON NAME               TOTAL     SCHEDULE DETAIL OF OTHER ASSETS     TOTAL
---------------------------------------------------------------------------------  ----------------
CC: 1013    Reno Village           $      870  Safe Deposit Wash Acct.                        (75)
                                               Annual Fees Rec-LCA                            850
                                               Insurance Prem Rec - LCA                        13
                                               Late Charges Rec - ILA                          82
                                  -----------------------------------------------------------------
                                   $      870                  =                   $          870
                                  =============                                       ============

---------------------------------------------------------------------------------------------------

CC: 1021    Virginia/Cadillac      $    2,464  Safe Deposit Wash Acct.                       (165)
                                               Late Charges Rec - LCA                          35
                                               Annual Fees Rec-LCA                          1,725
                                               Insurance Prem Rec - LCA                       379
                                               Late Charges Rec - ILA                         490
                                  -----------------------------------------------------------------
                                   $    2,464                  =                      $     2,464
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 2011    Carson City            $    1,424  Safe Deposit Wash Acct.                       (210)
                                               Late Charges Rec - LCA                          14
                                               Annual Fees Rec-LCA                          1,212
                                               Insurance Prem Rec - LCA                        96
                                               Late Charges Rec - ILA                         312
                                  -----------------------------------------------------------------
                                   $    1,424                  =                      $     1,424
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 2041    Elko                   $    1,312  Safe Deposit Wash Acct.                        (45)
                                               Late Charges Rec - LCA                           5
                                               Annual Fees Rec-LCA                            550
                                               Insurance Prem Rec - LCA                       116
                                               Late Charges Rec - ILA                         686
                                  -----------------------------------------------------------------
                                   $    1,312                  =                      $     1,312
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 2042    Winnemucca             $      601  Safe Deposit Wash Acct.                        (20)
                                               Late Charges Rec - LCA                          15
                                               Annual Fees Rec-LCA                            375
                                               Insurance Prem Rec - LCA                       102
                                               Late Charges Rec - ILA                         249
                                               Br Suspense A/C (FIWI)                        (120)
                                  -----------------------------------------------------------------
                                   $      601                  =                      $       601
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

NORWEST CORPORATION
NEVADA SCHEDULES 2.1(A) (VII) OTHER ASSETS
AS OF SEPTEMBER 30,1998

                                  OTHER ASSET
COST CENTER COMMON NAME               TOTAL     SCHEDULE DETAIL OF OTHER ASSETS        TOTAL
---------------------------------------------------------------------------------    -------------
CC: 3011    Desert Inn/Topaz       $     1,014  Insurance Prem Rec - LCA                    25
                                                Br Suspense A/C (FIWI)                     698
                                                Late Charges Rec - ILA                     259
                                                Svc Chg Rec Daily Neg Coll B                32
                                  -----------------------------------------------------------------
                                   $     1,014                  =                   $    1,014
                                  ==============                                   ================

---------------------------------------------------------------------------------------------------

CC: 3013    Trop/Pecos             $    1,648  Safe Deposit Wash Acct.                       (120)
                                               Annual Fees Rec-LCA                          1,300
                                               Insurance Prem Rec - LCA                        62
                                               Late Charges Rec - ILA                         406
                                  -----------------------------------------------------------------
                                   $    1,648                  =                      $     1,648
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 3021    Henderson              $    1,984  Safe Deposit Wash Acct.                        (30)
                                               Annual Fees Rec-LCA                          1,475
                                               Insurance Prem Rec - LCA                        23
                                               Unamort Prem - Consmr Lns                       29
                                               Late Charges Rec - ILA                         483
                                               Service Charge Rec Daily Neg                     4
                                  -----------------------------------------------------------------
                                   $    1,984                  =                      $     1,984
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 3054    Lakes/West             $   10,853  Safe Deposit Wash Acct.                       (105)
                                               Insurance Prem Rec - LCA                       275
                                               Late Charges Rec - ILA                         292
                                               Br Suspense A/C (FIWI)                      10,391
                                  -----------------------------------------------------------------
                                   $   10,853                  =                      $    10,853
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------

CC: 3059    Rainbow/Westcliff      $    3,849  Safe Deposit Wash Acct.                       (195)
                                               Annual Fees Rec-LCA                          1,450
                                               Insurance Prem Rec - LCA                       199
                                               Late Charges Rec - ILA                         395
                                               Br Suspense A/C (FIWI)                       2,000
                                  -----------------------------------------------------------------
                                   $    3,849                  =                      $     3,849
                                  =============                                      ==============

---------------------------------------------------------------------------------------------------



                               SCHEDULE 2.2(a)(v)

                               ACCRUED LIABILITIES


                                  See Attached

NORWEST CORPORATION
NEVADA SCHEDULES 2.2 (A) (V) ACCRUAL LIABILITIES
AS OF SEPTEMBER 30,1998

                                   OTHER LIABILITIES
COST CENTER COMMON NAME                 TOTAL          SCHEDULE DETAIL OF OTHER ASSETS          TOTAL
----------------------------------------------------------------------------------------     -------------

CC: 1013    Reno Village           $          (6,805) LCA Insurance Payable                            46
                                                      Difference Account                           (6,851)
                                  ------------------------------------------------------------------------
                                   $          (6,805)                 =                        $   (6,805)
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 1021    Virginia/Cadillac      $          (6,726) Credit Life/A&H Pay - ILA                    (6,841)
                                                      LCA Insurance Payable                           326
                                                      Difference Account                             (211)
                                  ------------------------------------------------------------------------
                                   $          (6,726)                 =                        $   (6,726)
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 2011    Carson City            $         (11,992) Credit Life/A&H Pay - ILA                   (13,917)
                                                      LCA Insurance Payable                           100
                                                      Difference Account                            1,825
                                  ------------------------------------------------------------------------
                                   $         (11,992)                 =                        $  (11,992)
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 2041    Elko                   $           9,136  Real Estate Taxes Payable                    (2,016)
                                                      Credit Life/A&H Pay - ILA                    10,955
                                                      LCA Insurance Payable                           187
                                                      Difference Account                               10
                                  ------------------------------------------------------------------------
                                   $           9,136                  =                        $    9,136
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 2042    Winnemucca             $           7,053  Credit Life/A&H Pay - ILA                     6,657
                                                      LCA Insurance Payable                           195
                                                      Difference Account                              201
                                  ------------------------------------------------------------------------
                                   $           7,053                  =                        $    7,053
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 3011    Desert Inn/Topaz       $           5,463  Credit Life/A&H Pay - ILA                     4,867
                                                      LCA Insurance Payable                             5
                                                      Difference Account                              591
                                  ------------------------------------------------------------------------
                                   $           5,463                  =                        $    5,463
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 3013    Trop/Pecos             $            (585) Credit Life/A&H Pay - ILA                    (1,811)
                                                      LCA Insurance Payable                         1,717
                                                      Difference Account                             (491)
                                  ------------------------------------------------------------------------
                                   $            (585)                 =                        $     (585)
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 3021    Henderson              $          (3,928) Credit Life/A&H Pay - ILA                    (3,917)
                                                      LCA Insurance Payable                            32
                                                      Difference Account                              (43)
                                  ------------------------------------------------------------------------
                                   $          (3,928)                 =                        $   (3,928)
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

NORWEST CORPORATION
NEVADA SCHEDULES 2.2 (A) (V) ACCRUAL LIABILITIES
AS OF SEPTEMBER 30,1998

                                   OTHER LIABILITIES
COST CENTER COMMON NAME                 TOTAL          SCHEDULE DETAIL OF OTHER ASSETS          TOTAL
----------------------------------------------------------------------------------------     -------------

CC: 3054    Lakes/West             $           1,943  Credit Life/A&H Pay - ILA                       961
                                                      LCA Insurance Payable                           (22)
                                                      Difference Account                            1,004
                                  ------------------------------------------------------------------------
                                   $           1,943                  =                        $    1,943
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

CC: 3059    Rainbow/Westcliff      $           7,435  Credit Life/A&H Pay - ILA                     6,153
                                                      LCA Insurance Payable                           205
                                                      Difference Account                            1,077
                                  ------------------------------------------------------------------------
                                   $           7,435                  =                        $    7,435
                                  ===================                                         ============

----------------------------------------------------------------------------------------------------------

                                 SCHEDULE 2.4(c)

                       EXCLUDED IRA/KEOGH ACCOUNT DEPOSITS

                                    [TO COME]

                                 SCHEDULE 3.6(a)

                                  FORM OF DEED


Recording Requested by:

When Recorded Mail to:

                            DOCUMENT TRANSFER TAX $______

( ) COMPUTED ON FULL VALUE OF PROPERTY CONVEYED, OR
( ) COMPUTED ON FULL VALUE LESS LIENS AND ENCUMBRANCES
REMAINING THEREON AT TIME OF SALE.


Signature of declarant or agent determining tax -- Firm Name

       ( ) Unincorporated Area               ( ) City of _______________

Assessor's parcel No. ______________

        __________________________________________ with its principal office located in ______________________, _______________, the undersigned grantor, for a valuable consideration, receipt of which is hereby acknowledged, does hereby remise, release and forever grant, bargain, sell and convey to [NAME OF GRANTEE(S)] a __________________ _______________, with its principal office located in ______________________, all of the real property in the City of __________________, County of ________________, State of ______ _______________,
described in Attachment A hereto.


Date: _______________________                    ______________________________
                                                 ____________________



                                                 By: ___________________________
                                                       Name:
                                                       Title:


                         MAIL TAX STATEMENTS TO GRANTEE
                                AT ADDRESS ABOVE

                                  Attachment A

                                    Property

                                 SCHEDULE 3.6(b)

                              FORM OF BILL OF SALE


        BILL OF SALE, dated as of ______________, _____ by ______________________________ ________________________, with its principal office located in _________________________, _________________ ("Seller"), to
_____________________________________________, with its principal office located in _______________________________________________, ("Purchaser"). Capitalized
terms not otherwise defined herein shall have the same meanings as set forth in the Purchase and Assumption Agreement, dated as of ___________________________, _____ (the "P&A Agreement"), between Seller and Purchaser, unless the context herein otherwise requires.

                              W I T N E S S E T H:

        WHEREAS, subject to the terms and conditions set forth in the P&A Agreement, Seller has agreed to transfer to Purchaser the Assets;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, remise, release, deliver and confirm unto Purchaser, its successors and assigns, forever, all of Seller's right, title, interest and claim in and to the Personal Property (including without limitation, the items described in Attachment A hereto), as of 11:59 p.m., ___________ time, the day prior to the date hereof

        TO HAVE AND TO HOLD all and singular of the foregoing (the "Transferred Properties") unto Purchaser, its successors and assigns, to its and their own use and enjoyment forever.

        SELLER FURTHER COVENANTS AND AGREES AS FOLLOWS:

        1. This instrument shall not constitute an assignment of any covenant, obligation, liability, contract, agreement, license, lease or commitment pertaining to the Transferred Properties if an attempted assignment thereof without the consent of any other party thereto or with an interest therein would constitute a breach thereof or would materially and adversely affect the rights of Seller thereunder. If any such consent is not obtained with respect to any such covenant, obligation, liability, contract, agreement, license, lease or commitment, or if an attempted assignment with respect thereto would be ineffective or would impair the rights of Seller thereunder so that Purchaser would not in fact receive the benefit of all such rights, then Seller, its successors and assigns, shall act as Purchaser's agent in order to obtain for Purchaser, its successors and assigns, the benefits thereunder, and Seller will cooperate with Purchaser in any other reasonable arrangement designed to provide such benefits for Purchaser.

2. The Transferred Properties are being delivered "AS IS," "WHERE IS" and with all faults.

3. From time to time, Seller, its successor and assigns, shall execute and deliver all such further bills of sale, assignments or other instruments of conveyance and transfer as Purchaser, its successors or assigns, may reasonably request more effectively to transfer to and vest in Purchaser all of Seller's interest in the Transferred Properties.

4. This Bill of Sale is made pursuant to the provisions of the P&A Agreement, and, except as herein otherwise provided, the transfer of property hereunder is made subject to the terms and provisions of the P&A Agreement.

5. This Agreement shall be governed by and interpreted in accordance with the laws of the State of ______________ applicable to contracts made and to be performed entirely within such State.

       IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the day and year first above written.



                                      _______________________________________


                                      By: ___________________________________
                                            Name:
                                            Title:


                                      PURCHASER:


                                      By: ___________________________________
                                            Name:
                                            Title:

                                  Attachment A

                                Personal Property


                                [To be provided]

                                 SCHEDULE 3.6(c)

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


       ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _____________________, ______ (the "Agreement"), between __________________________________________, organized under the laws of _________________________, with its principal office located in ___________________________, _______________ ("Seller"), and
__________________________________________, with its principal office located in
________________________, ______________________ ("Purchaser"). Capitalized
terms not otherwise defined herein shall have the meanings set forth in the Purchase and Assumption Agreement, dated as of __________________________, (the "P&A Agreement"), between Seller and Purchaser, unless the context herein otherwise requires.

                              W I T N E S S E T H:


        WHEREAS, subject to the terms and conditions set forth in the P&A Agreement, Seller has agreed to assign, and Purchaser has agreed to assume, the Liabilities;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Seller hereby sells, assigns, conveys transfers and delivers, and Purchaser assumes, without warranty or representation, express or implied, or recourse to, Seller, except as expressly provided in the P&A Agreement, the Liabilities, other than the Branch Leases, as set forth in the P&A Agreement.

        2. Seller hereby (a) resigns as the trustee or custodian of each Deposit in an IRA or Keogh Account of which it is the trustee or custodian, and (b) to the extent permitted by the documentation governing such IRA or Keogh Account, appoints Purchaser as successor trustee or custodian of each such IRA or Keogh Account, and Purchaser hereby accepts each such trusteeship or custodianship and assumes all fiduciary obligations with respect thereto.

        3. This Agreement shall not constitute an assignment or assumption of any covenant, fiduciary or other obligation, liability, contract, agreement, license, lease or commitment pertaining to any Liability if an attempted assignment or assumption thereof without the consent of any other party thereto or with an interest therein would constitute a breach thereof or would materially and adversely affect the rights of Seller thereunder. If any such consent is not obtained with respect to any such covenant, fiduciary or other obligation, liability, contract, agreement, license, lease or commitment, or if an attempted assignment or assumption of any covenant, fiduciary or other obligation, liability, contract, agreement, license, lease or commitment pertaining to any Liability would be ineffective or would impair the rights of Seller thereunder so that Purchaser would not in fact receive the benefit of all such rights, then Seller, its successors an assigns shall act as Purchaser's agent in order to obtain for Purchaser, its successors and assigns, the benefits thereunder, and Seller will cooperate with Purchaser in any other reasonable arrangement designed to provide such benefits for Purchaser.

        4. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns; provided, that neither this Agreement nor any of the rights, interests or obligations of either party may be assigned by either party hereto without the prior written consent of the other party, and any purported assignment in contradiction of this Section 4 shall be void.

        5. This Agreement is made pursuant to the provisions of the P&A Agreement and, except as herein otherwise provided, the assignment and assumption of any other Liabilities hereunder are made subject to the terms and provisions of the P&A Agreement.

        6. Except as otherwise provided herein, all of the transactions provided for herein shall be effective as of 11:59 p.m., __________________ time, the day prior to the date hereof.

        7. This Agreement shall be governed by and interpreted in accordance with the laws of the State of ______________________ applicable to contracts made and to be performed entirely within such State.

        IN WITNESS WHEREOF, the parties herein have duly executed and delivered this Agreement as of the day and year first above written.


                                    __________________________________________

                                    By: ______________________________________
                                          Name:
                                          Title:


                                    [PURCHASER]


                                    By: ______________________________________
                                          Name:
                                          Title:

                                 SCHEDULE 3.6(d)

                   FORM OF ASSIGNMENT OF LEASE AND ASSUMPTION


        KNOW THAT ___________________________________________, a
______________________, organized under the laws of the ___________________, having its principal office in __________________, ____________ ("Assignor"), in consideration of One Dollar ($1.00) and other good and valuable consideration paid by ____________________ _____________________, with its principal office located in _______________________, ("Assignee"), hereby sells, transfers and assigns unto the Assignee all of Assignor's right, title and interest as tenant under a certain lease more particularly described on Attachment A hereto, covering premises described on such attachment and in such Lease (the "Lease") including any security deposits, prepaid rentals and other deposits, if any.

        TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after 8:00 a.m. on the date hereof (the "Effective Time"), subject to the terms, covenants, conditions and provisions set forth in the Lease.

        ASSIGNEE hereby assumes, effective as of the Effective Time, the performance of all terms, covenants and obligations of the Lease on the part of Assignor to be performed under the Lease accruing from and after the Effective Time.

        This Assignment may be executed in any number of counterparts. Each such counterpart hereof shall be deemed an original, but all counterparts shall constitute but one agreement.

        This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the ________ day of ____________________________, ______.


                                    __________________________________________


                                    By: _______________________________________
                                          Name:
                                          Title:


                                    CALIFORNIA FEDERAL BANK,
                                         A FEDERAL SAVINGS BANK

                                    By: _______________________________________
                                          Name:
                                          Title:

                                  Attachment A


                                      Lease

                                 SCHEDULE 3.6(e)

                            FORM OF LANDLORD CONSENT


        CONSENT, dated as of __________________, ______, of ____________________
________, with its principal office located in ________________________________
("Landlord"), in favor of _____________________________________________
organized under the laws of the _____ _______________, with its principal office located in ________________, _______________ ("Seller").

                              W I T N E S S E T H:

        WHEREAS, Landlord is the owner of certain premises and a party to a certain lease, each described on Attachment A hereto (the "Lease"); and

        WHEREAS, Seller desires to assign its entire interest (including without limitation, renewal rights, if any) in the Lease to ___________________________________, with its principal office located in
_________________________, ("Purchaser"); and

        WHEREAS, Seller has requested Landlord's consent to said assignment and to Purchaser's use of said premises as a banking office and for all other purposes authorized under the Lease for the balance of the term of the Lease and Landlord desires to consent to the same for all purposes required under the Lease.

        NOW, THEREFORE,

        1. Subject to the limitations set forth below, Landlord hereby consents to the assignment of the Lease by Seller to Purchaser and to Purchaser's use of said premises as a banking office and for all other purposes authorized under the Lease for the balance of the term of the Lease; provided that Purchaser shall agree to assume all of the obligations of Seller arising under the Lease from and after the effective date of the assignment.

        2. Except for the aforementioned assignment by Seller to Purchaser, nothing contained herein shall constitute a waiver of the obligation, if any, of the holder of the leasehold interest created under the Lease to obtain Landlord's consent to future assignments of the Lease or a sublease of the premises demised thereunder.

        3. Nothing contained herein shall be construed to obligate Seller to assign the Lease to Purchaser, it being understood and acknowledged by Landlord that the execution and delivery of this Consent is in anticipation of said assignment, which may or may not be effected. If said assignment shall be effected, Seller or Purchaser shall promptly provide to Landlord a fully executed counterpart of said assignment and notify Landlord of the effective date thereof.

        4. Landlord acknowledges and certified that, except for the conditions contained herein, all conditions set forth in the Lease, if any, to the effectiveness of the aforementioned assignment or to the consent of Landlord contained herein have been either waived by Landlord or satisfied.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this instrument as of the day and year first above written.


                                               [LANDLORD]

                                               By: ___________________________
                                                     Name:
                                                     Title:

                                  Attachment A


                                      Lease

                                 SCHEDULE 3.6(g)

                         FORM OF CERTIFICATE OF OFFICER


        The undersigned, the __[title of officer]__ of _________________________________, a ______________________, organized under the laws of the ____________________, with its principal office located in _______________, ______________________ ("Seller"), hereby certifies, to the best of [his] [her] knowledge after reasonable inquiry, as follows:

        1. Each of the representations and warranties made by Seller in the Purchase and Assumption Agreement, dated as of __________________, ______, (the "P&A Agreement"), between Seller and ___________________________________, with its principal office located in ____________________, California, are true and all material respects, as of the date hereof.

        2. Each of the covenants and agreements of Seller to be performed on or prior to the date hereof have been duly performed in all material respects.

        3. Attached hereto are true and correct copies of the resolutions of the Seller's Board of Directors, dated as of ____________________, ______, authorizing the execution, delivery and performance of the transactions contemplated by the P&A Agreement, which resolutions were duly adopted and, as of the date hereof, remain in full force and effect without amendment or modification.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of _________________, _____.


                                     __________________________________________


                                     By: ______________________________________
                                           Name:
                                           Title:

                                 SCHEDULE 3.7(d)

                         FORM OF CERTIFICATE OF OFFICER


        The undersigned, the __[title of officer]__ of _________________________________, with its principal office located in
______________________________, ("Purchaser"), hereby certifies, to the best of
[his] [her] knowledge after reasonable inquiry, as follows:

        1. Each of the representations and warranties made by Purchaser in the Purchase and Assumption Agreement, dated as of __________________, ______ (the "P&A Agreement"), between Purchaser and ___________________________________, organized under the laws of ________________, with its principal office located in ______________________, _____________, are true in all material respects, as of the date hereof (except for representations and warranties that are made as of a specific date).

        2. Each of the covenants and agreements of Purchaser to be performed on or prior to the date hereof have been duly performed in all material respects.

        3. Attached hereto are true and correct copies of the resolutions of the Purchaser's Board of Directors, dated as of _________________________, ______, authorizing the execution, delivery and performance of the transactions contemplated by the P&A Agreement, which resolutions were duly adopted and, as of the date hereof, remain in full force and effect without amendment or modification.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of ______________________, _____.


                                     [PURCHASER]:


                                     By: ______________________________________
                                           Name:
                                           Title:

                                  SCHEDULE 4.11

                           SCHEDULE OF PROCESSING FEES


                                  See Attached

                                 SCHEDULE 4.11


                SCHEDULE OF COST FROM OPERATIONS FOR DIVESTITURE

|------------------------------------------------|-----------------------------------------------------|
| Daily Cash Letter                              |                                   $25.00 per letter |
|------------------------------------------------|-----------------------------------------------------|
| Return Deposited Items                         |                                      $2.50 per item |
|------------------------------------------------|-----------------------------------------------------|
| ACH File                                       |                         $35.00 per transmitted file |
|------------------------------------------------|-----------------------------------------------------|
| Photocopies (per item)                         |                                      $3.00 per item |
|------------------------------------------------|-----------------------------------------------------|
| Research Request (per item)                    |                     $20.00 per hour, $20.00 minimum |
|------------------------------------------------|-----------------------------------------------------|
| Courier                                        | Dedicated in-city run (time sensitive) $35 per run  |
|                                                | Non-Dedicated in-city run              $25 per run  |
|------------------------------------------------|-----------------------------------------------------|

This is the best we could do given the short time frame to get the numbers. I did check with the Texas folks and we are not charging Crane for any of these items. I assume it because Crane is small compared to this one.

                                  SCHEDULE 5.4

                                  TENANT LEASES


                                  See Attached

                                                        NORWEST BANK NEVADA
                                                     LISTING OF BRANCH TENANTS


   BRANCH           SUBTENANT NAME                       ADDRESS              SUITE# RSF GROSS RENT   START  EXPIRATION
   ------           --------------                       -------              ------ --- ----------   -----  ----------
Carson City  Carson Valley Chiropractic    308 North Curry St. Carson City NV  B101  1050   $727     10/1/97  9/30/99
Carson City  Citizens for Affordable Homes 308 North Curry St. Carson City NV   210   930    $0      11/1/98  10/31/99
Carson City  Classic Travel, Inc.          308 North Curry St. Carson City NV   101  1240  $1,208     3/1/98  2/28/03
Carson City  Michael Bertrand CPA          308 North Curry St. Carson City NV   201   612   $623     10/1/97  9/30/99
Carson City  Norwest Mortgage, Inc.        308 North Curry St. Carson City NV   105   450   $428      1/1/98  12/31/98
Carson City  NV Assoc. of Counties         308 North Curry St. Carson City NV   205  3276  $3,285    10/1/97  9/30/00
Carson City  Operating Eng. Local          308 North Curry St. Carson City NV   103   465   $445     11/1/97  10/31/98 *
Carson City  Sylvan Learning Center        308 North Curry St. Carson City NV   100  1095    $0      10/1/97  9/30/98  *
Winnemucca   Herrera-Forgeron Law Offices  311 South Bridge St. Winnemucca NV    E    673   $446      9/1/97  8/31/00
Winnemucca   Lily Pad Floral & Boutique    311 South Bridge St. Winnemucca NV    D   1300   $793     10/1/97  9/30/99
Winnemucca   Morris Travel Services, LLC   311 South Bridge St. Winnemucca NV    A    717   $467    11/15/97  11/14/98 *
Winnemucca   Nature's Corner               311 South Bridge St. Winnemucca NV    F    285   $300     10/1/97  9/30/99
Winnemucca   Rice Jewelers                 311 South Bridge St. Winnemucca NV    B   1506   $905     10/1/95  9/30/00



* Lease extension in process

                                  SCHEDULE 5.7

                       LITIGATION/UNDISCLOSED LIABILITIES



                                      NONE

                              SCHEDULE 5.10(a)(ix)

                 EXCEPTIONS TO SELLER'S SOLE OWNERSHIP OF LOANS


                                      NONE

                               SCHEDULE 5.10(f)(i)

                         FORM OF AFFIDAVIT OF LOST NOTE

I, __________________________________, being duly sworn, do hereby state under oath that:


1. I, as __________________________ (title) of ____________________________, am authorized to make this Affidavit on behalf of _______________________________ (the "Lender").

2. The Lender is the Payee under the following described mortgage note (the "Note"):

       Date:                                     ______________________________
       Loan No.:                                 ______________________________
       Borrower(s):                              ______________________________
       Original Payee (if not the Lender):       ______________________________
       Original Amount:                          ______________________________
       Rate of Interest:                         ______________________________
       Address of Mortgaged Property:            ______________________________

3. The Lender is the lawful owner of the Note, and the Lender has not canceled, altered, assigned or hypothecated the Note.

4. The Note was not located after a thorough and diligent search which consisted of the following actions:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

5. The Note was sold to ____________________ by ____________________ pursuant to the terms and provisions of a ________________ Agreement dated and effective as of ____________________, ______.

6. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by Lender, and (ii) the Mortgage or Deed of Trust [strike one] which secures the Note, which Mortgage or Deed of Trust is recorded at:

_______________________________________________________________________________
_______________________________________________________________________________

7. _____________________________________________, hereby agrees to defend, indemnify and hold harmless ___________________________________________, its successors, and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by a Lost Note or any interest in such loan, (iii) any claim of any borrower with respect to the existence or terms of a Mortgage Loan evidenced by a Lost Note, or (iv) any inability to enforce the Note according to its terms or inability to receive any related insurance proceeds due to the lack of an original Note.

8. This Affidavit is intended to be relied on by ______________________________, its successors, and assigns and ______________________________ represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

Date: _____________________________

                                                By: ___________________________
                                                       Name:
                                                       Title:

                                SCHEDULE 5.10(k)

                       EXCEPTIONS TO RIGHTS OF MORTGAGORS


                                      NONE

                                  SCHEDULE 5.16

                  DEPOSITS - COMPLIANCE WITH LAWS AND CONTRACTS


                                      NONE

                                  SCHEDULE 5.17

                              ENVIRONMENTAL MATTERS


                                      NONE

                                  SCHEDULE 8.1

                           OUTSTANDING TAX LIABILITIES


                                      NONE